EX-99.g.i

GLOBAL CUSTODIAL AND AGENCY SERVICES AGREEMENT DIMENSIONAL FUNDS TRUST

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	4
2.	ESTABLISHMENT OF ACCOUNTS	6
3.	ACCOUNT PROCEDURES	9
4.	INSTRUCTIONS	10
5.	PERFORMANCE BY THE CUSTODIAN	11
6.	AGENCY SERVICES: PORTFOLIO COMPOSITION	16
7.	AGENCY SERVICES: CREATION UNITS, SALES AND REDEMPTIONS	17
8.	TAX STATUS/WITHHOLDING TAXES	21
9.	USE OF THIRD PARTIES	22
10.	REPRESENTATIONS	24
11.	SCOPE OF RESPONSIBILITY	25
12.	SUBROGATION	28
13.	INDEMNITY	29
14.	LIEN AND SET OFF	29
15.	FEES AND EXPENSES	30
16.	CITIGROUP ORGANIZATION INVOLVEMENT	30
17.	PROXIES, CORPORATE ACTIONS AND CLASS ACTIONS	30
18.	RECORDS AND ACCESS	32
19.	INFORMATION AND DATA PROTECTION	34
20.	ADVERTISING	39
21.	TERMINATION	39
20.	GOVERNING LAW AND JURISDICTION	41
21.	MISCELLANEOUS	41

EXHIBITS, SCHEDULES and ANNEXES:
A: Provisions Applicable to the Services of Non-US (“Foreign”) Custodians and Depositories B: List of Portfolios
C: Confidentiality and Data Privacy Conditions Annex D: U.S. Special Resolution Regime Recognition Annex

THIS GLOBAL CUSTODIAL AND AGENCY SERVICES AGREEMENT (this “Agreement”) is made on May 5, 2026 by and between Dimensional Funds Trust a statutory trust organized under the laws of Delaware, (the “Client”) on behalf of each portfolio listed in Appendix B hereto and any other portfolio that may be created, from time to time, under the Client’s Agreement and Declaration of Trust and which shall become subject to this Agreement by mutual consent of the parties hereto by listing the name of such portfolio on Appendix B hereto (each a “Portfolio” and collectively, the “Portfolios”) and Citibank, N.A. acting through its offices located in New York (the “Custodian”).

WHEREAS, the Client will issue and redeem shares of each Portfolio (“Shares”) only in aggregations of Shares known as “Creation Units,” as more fully described in the currently effective prospectus and statement of additional information of the Client and each Portfolio (collectively, the “Prospectus”);
WHEREAS, the Client desires to appoint the Custodian as custodian of the assets of each Portfolio and as agent service provider for each Portfolio as set forth in Sections 6 and 7 hereof; and
WHEREAS, the Custodian is willing to accept such appointment on the terms and conditions set forth herein.

1.
DEFINITIONS ANDINTERPRETATION

(A)
Definitions.

‘‘Administrative Support Provider” means those persons selected by the Custodian to perform ancillary services of a purely administrative nature such as couriers, messengers or other commercial transport systems.

“Authorized Participant” has the meaning as set forth in Rule 6c-11 under the 1940 Act.

“Authorized Person” means the Client, acting on behalf of a Portfolio, or any person (including any individual or entity) authorized by the Client to act on behalf of a Portfolio or the Client in the performance of any act, discretion or duty under this Agreement (including, for the avoidance of doubt, any officer or employee of such person) in a notice reasonably acceptable to the Custodian.

“Cash” means all cash or cash equivalents in any currency received and held on the terms of this Agreement.

“Cash Value” means the value of Cash components required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations by a Portfolio.

“Citigroup Organization” means Citigroup, Inc. and any company or other entity of which Citigroup, Inc. is directly or indirectly a shareholder or owner. For purposes of this Agreement, each branch of Citibank, N.A. shall be a separate member of the Citigroup Organization.

“Clearance System” means any clearing agency, settlement system or depository (including any entity that acts as a system for the central handling of Securities (as defined below) in the country where it is incorporated or organized or that acts as a transnational system for the central handling of Securities) used in connection with transactions relating to Securities and any nominee of the foregoing.

“Confidential Information” means all tangible and intangible information and materials being disclosed or furnished in connection with this Agreement by one of the parties (“Disclosing Party”) to the other party (“Receiving Party”), in any form or medium (and without regard to whether the information is owned by a party hereto or by a third party), that satisfy at least one of the following criteria:

(i)
Information related to the Disclosing Party’s, its affiliates’ or its third party licensors’ or vendors’ trade secrets, customers, shareholders, investment or trading strategies, portfolio holdings, investments, share holdings, business plans, strategies, forecasts or forecast assumptions, operations, methods of doing business, records, finances, assets, intellectual property rights, technology, software, systems data or other property or confidential business or technical information;

(ii)
Information designated as confidential in writing by the Disclosing Party or information that the Receiving Party should reasonably know to be information that is of a confidential or proprietary nature; or

(iii)
any information derived from, or developed by reference to or use of, any information described in the preceding clauses (i) and (ii)

provided, however, that, notwithstanding the foregoing, the following shall not be considered Confidential Information: (A) information that was publicly known or available in the public domain prior the time of disclosure to the Receiving Party by or on behalf of the Disclosing Party; (B) information that becomes publicly known or available in the public domain after disclosure to the Receiving Party by or on behalf of the Disclosing Party through no action or inaction of the Receiving Party; (C) information that is in the possession of the Receiving Party, or becomes available to the Receiving Party, without confidentiality restrictions; (D) information that is independently developed by the Receiving Party without use of or reliance upon any of the Confidential Information, or (D) information that is required to be disclosed by judicial or administrative processor otherwise by applicable law or regulation (a “Required Disclosure”).

“Instructions” means any and all instructions (including approvals, consents and notices) received by the Custodian from, or reasonably believed by the Custodian to be from, any Authorized Person, including any instructions communicated through any manual or electronic medium or system agreed between the Client, on behalf of a Portfolio, and the Custodian.
“Market Infrastructure” means public utilities, external telecommunications facilities and other common carriers of electronic and other messages, and external postal services. Market infrastructures are not delegates or agents of the Custodian.
“Portfolio Components” means the Securities component together with the Cash Value required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of a Portfolio.

“Securities” means any financial asset or property (other than Cash) from time to time held for the Client, on behalf of a Portfolio, under the terms of this Agreement.

“Subcustodian” means any eligible sub-custodian or other similar person appointed by the Custodian to hold Securities or Cash until its appointment terminates but does not include any Clearance System.

“Taxes” means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities, including additions to tax, penalties and interest imposed on or in respect of (i) Securities or Cash, (ii) the transactions effected under this Agreement or
(iii) the Client; provided that “Taxes” does not include income or franchise taxes imposed on or measured by the net income of the Custodian or its agents.

(B)
Interpretation.

References in this Agreement to schedules shall be deemed to be references to schedules, the terms of which shall be incorporated into and form part of this Agreement.

2.
ESTABLISHMENT OFACCOUNTS

(A)
Accounts. The Client, on behalf of each Portfolio, hereby appoints the Custodian as custodian of the Securities and Cash and as its agent hereunder solely in connection with its performance of this Agreement, and the Custodian agrees to act as such upon the terms and conditions hereinafter provided. The Client, on behalf of each Portfolio, authorizes the Custodian to establish on its books, pursuant to the terms of this Agreement, (i) a custody account or accounts (a “Custody Account”) and (ii) a cash account or accounts (a “Cash Account”). The Custody Account will be a custody account for the receipt, safekeeping and maintenance of Securities, and the Cash Account will be a current account for Cash.

(B)
Designation of Accounts.

(i)
The Custodian shall establish and maintain a separate Cash Account and Custody Account for each Portfolio and shall credit the applicable Cash Account or Custody Account of each Portfolio with all Securities or Cash, as applicable, received by it for the account of such Portfolio and shall charge such Cash Account or Custody Account with the liabilities of such Portfolio.
(ii)
Each Custody Account will be in the name of the Client, on behalf of a particular Portfolio, or such other name as the Client may reasonably designate and will indicate that Securities do not belong to the Custodian and are segregated from the Custodian’s assets.

(iii)
Each Cash Account will be in the name of the Client, on behalf of a particular Portfolio, or such other name as the Client may reasonably designate.

(C)
Segregation.

(i)
To the extent reasonably practicable, the Custodian will hold a Portfolio’s Securities with a Subcustodian only in an account which holds exclusively assets held by the Custodian for that Portfolio, and will direct each Subcustodian to identify on its books that a Portfolio’s Securities are held for the account of the Custodian as custodian for that Portfolio. In this regard, the Custodian shall identify Securities on its records in a manner so that it is readily apparent the Securities held in a Custody Account (i) belong to the Client on behalf of a Portfolio, (ii) do not belong to the Custodian or any other clients of the Custodian, and (iii) are segregated on the books and records of the Custodian from the Custodian’s and its other clients’ assets. The Custodian will hold Securities in such manner that they should not become available to the insolvency administrator or creditors of the Custodian. If the foregoing is not reasonably practicable, the Custodian will notify the Client of such fact and indicate under what designation a Portfolio’s Securities are held with a particular

Subcustodian. The Custodian will direct each Subcustodian, to the extent practicable, to hold Securities in a Clearance System only in an account of the Subcustodian which holds exclusively assets held by the Subcustodian for its customers and that has been so identified on the books and records of the Clearance System or that is identified at the Clearance System in the name of a nominee of the Custodian or Subcustodian used exclusively to hold Securities for customers.

(ii)
Any Securities deposited by the Custodian with a Subcustodian will be subject only to the instructions of the Custodian, and any Securities held in a Clearance System for the account of a Subcustodian will be subject only to the instructions of the Subcustodian.

(iii)
The Custodian shall require the Subcustodian to agree that Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Subcustodian. The Custodian shall require the Subcustodian to identify on its records in a manner so that it is readily apparent that the Securities (i) do not belong to the Custodian and are held by the Custodian for and belong to clients of the Custodian, (ii) do not belong to the Subcustodian or other clients of the Subcustodian, and (iii) are segregated on the books and records of the Subcustodian from the Subcustodian’s and its other clients’ assets. The Custodian shall not, and shall require that its sub-custodians do not, lend, pledge, hypothecate or rehypothecate any Securities without the Client’s consent.

(iv)
The Custodian shall and shall require any Subcustodian to record book-entry Securities or uncertificated Securities settled outside a Clearance System on the books and records of the applicable transfer agent or registrar (or the issuer if none) in a way that identifies that the Securities are being held by the Custodian or its Subcustodian as custodian for clients and are not assets belonging to the Custodian or the sub-custodian, if applicable. The Custodian shall and shall require any Subcustodian to hold certificated Securities in registered or bearer form in its vault segregated from certificates held for itself and/or any other clients.

(D)
The Custodian shall upon receipt of Instructions on behalf of each applicable Portfolio, establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred Cash and/or Securities (a) in accordance with the provisions of any agreement among the Client on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934, as amended, and a member of the Financial Industry Regulatory Authority (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the U.S. Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (b) for purposes of segregating Cash or government securities in connection with options purchased, sold or written by the Portfolio or in connection with commodity futures contracts or options thereon purchased or sold by the Portfolio, (c) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the
U.S. Securities and Exchange Commission (“SEC”), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered management investment companies, and (d) for any other purpose in accordance with Instructions.

(E)
Status of Client.

Custodian understands that the Client is [an exchange-traded investment company] / [an open-end management investment company], registered with the SEC under the Investment Company Act of 1940 (“1940 Act”). The Client issues several separate Portfolios and the Client’s Securities and Cash, as well as its liabilities, are, and shall be, allocated to each such Portfolio in accordance with the Client’s Instructions. This Agreement is executed by the Client with respect to each of its Portfolios and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Client individually. Notwithstanding any other provision in this Agreement to the contrary, each and every obligation, liability or undertaking of a particular Portfolio under this Agreement shall constitute solely an obligation, liability or undertaking of, and be binding upon, such particular Portfolio and shall be payable solely from the available assets of such particular Portfolio and shall not be binding upon or affect any assets of any other Portfolio.

3.
ACCOUNT PROCEDURES

(A)
Denomination of Securities. The Client, on behalf of each Portfolio, shall bear the risk and expense associated with investing in Securities or Cash denominated in any currency, but the foregoing shall not relieve the Custodian of meeting its standard of care provided in Section 11 of this Agreement.

(B)
Payments. The Client, on behalf of a Portfolio, will transfer to the Custodian on closure of a Cash Account and otherwise on demand from the Custodian sufficient immediately available funds to cover any debit balance on a Cash Account. The Custodian may at any time cancel any extension of credit.

(C)
Cash Held as Banker. In holding cash in a Cash Account, the Custodian is acting as banker, and the Custodian is not acting as trustee or in trust with respect to maintaining the deposit of cash or in connection with any cash transfer or transaction, including foreign exchange, effected pursuant to this Agreement. The Custodian is not obliged to make a credit or debit to the Cash Account before receipt by the Custodian of a corresponding and final payment in cleared funds. If the Custodian makes a credit or debit before such receipt, the Custodian may at any time reverse all or part of the credit or debit (including any interest thereon), make an appropriate entry to the Cash Account, and if it reasonably so decides, require repayment of any amount corresponding to any debit.
(D)
Deliveries of Securities. If the Custodian has received instructions that would result in the delivery of Securities exceeding credits to the Custody Account for that Security, the Custodian may reject the instructions or may decide which deliveries it will make (in whole or in part and in the order it selects).

4.
INSTRUCTIONS

The Custodian, subject to the standard of care provided in Section 11 of this Agreement, is entitled to rely and act upon Instructions of any Authorized Person until the Custodian has received notice of any change from the Client and has had a reasonable time to note and implement such change. The Custodian is authorized to rely upon any Instructions received by any means, provided that the Custodian and the Client have agreed upon the means of transmission and the method of identification for the Instructions. In particular:

(i)
The Client, on behalf of a Portfolio, and the Custodian will comply with security procedures designed to verify the origination of Instructions.

(ii)
Subject to the standard of care set forth in Section 11, the Custodian is not responsible for errors or omissions made by the Client or resulting from fraud or the duplication of any Instruction by the Client. The Custodian, following the verification of the origination of an Instruction, may act on any Instruction by reference to an account number only, even if any account name is provided.

(iii)
The Custodian, following verification of the origination of an Instruction, may act on an Instruction if it reasonably believes it contains sufficient information.

(iv)
The Custodian may decide not to act on an Instruction where it reasonably doubts its contents, authorization, origination or compliance with any security procedures and will promptly notify the Client of its decision.

(v)
If the Custodian acts on any Instruction sent manually (including facsimile or telephone), then, if the Custodian complies with the security procedures, the Client, on behalf of a

Portfolio, will be responsible for any direct loss the Custodian may incur in connection with that Instruction; provided that the Custodian has satisfied the standard of care provided in Section 11 of this Agreement. The Client, on behalf of a Portfolio, expressly acknowledges that the Client is aware that the use of manual forms of communication to convey Instructions increases the risk of error, security and privacy issues and fraudulent activities.

(vi)
Instructions are to be given in the English language.

(vii)
The Custodian is obligated to act on Instructions only within applicable cut-off times on banking days when the Custodian and the applicable financial markets are open for business.

(viii)
In some Securities markets, Securities deliveries and payments therefore may not be or are not customarily made simultaneously. Accordingly, notwithstanding the Client’s Instruction to deliver Securities against payment or to pay for Securities against delivery, the Custodian may make or accept payment for or delivery of Securities at such time and in such form and manner as. is in accordance with relevant local law and standard industry custom and practice (1) that the Custodian follows for U.S. mutual fund clients in the relevant market, or (2) that the Custodian follows for financial institution customers generally in the event that the Custodian has no U.S. mutual fund clients in the relevant market, but in all events subject to the standard of care set forth in Section 11. In addition, Custodian will consult with the Client at Client’s request (whether before and/or subsequent to Client’s entry into a new market) to describe the practices followed by U.S. mutual fund clients in that market, to the extent known to the Custodian.
5.
PERFORMANCE BY THECUSTODIAN

(A)
Receipt, Delivery and Disposal of Securities. The Custodian shall, or shall instruct any other entity authorized to hold Securities under this Agreement, to receive or deliver Securities, and the Custodian shall credit or debit the appropriate Custody Accounts, in accordance with properly authorized Instructions from the Client. The Custodian or such authorized entity shall also receive in custody all stock dividends, rights and similar Securities issued in connection with Securities held hereunder, shall surrender for payment, in a timely manner, all items maturing or called for redemption and shall take such other action as the Client, on behalf of a Portfolio, may direct in properly authorized Instructions.

(i)
Holding Securities. Except to the extent precluded by Section 8-501(d) of the

Uniform Commercial Code as in effect in the State of New York (“UCC’’), the Custodian shall hold all Securities other than Cash, of a Portfolio of the Client that are delivered to it hereunder in a “securities account” with the Custodian for and in the name of such Portfolio and, except to the extent precluded by Section 8-501(d) of the UCC, shall treat all such assets, other than cash, as “financial assets” as those terms are used in the UCC. The Custodian shall at all times hold Securities held for the Client’s Portfolios either: (i) by physical possession of the certificated Securities or instruments representing such financial assets, in either registered or bearer form; or (ii) in book-entry form by maintaining “security entitlements,” within the meaning of the UCC, with respect to such financial assets with (A) a Clearance System in accordance with the provisions of Section 9(A) below or (B) a Compulsory Depository in accordance with the provisions of Appendix A below. The standards for the performance of the duties and obligations of the Custodian under UCC Article 8, including without limitation Section 8-504 through Section 8-508, with respect to securities entitlements of the Client or its Portfolio(s) shall be as set forth in Section 11 of this Agreement.

(ii)
Delivery of Securities. Upon receipt of Instructions, the Custodian or Subcustodian shall make delivery of Securities which have been sold for the account of a Portfolio, but only against payment therefor in the form of: (1) cash, certified check, bank cashier’s check, bank credit, or bank wire transfer; (2) credit to the account of the Custodian or Subcustodian with a clearing corporation of a national securities exchange of which the Custodian or Subcustodian (or an agent of the Custodian or Subcustodian) is a member; or (3) credit to the account of the Custodian or Subcustodian with a Clearance System. Notwithstanding the foregoing, upon the receipt of Instructions: (i) in the case of the sale of Securities, the settlement of which occurs outside of the United States of America, such Securities shall be delivered and paid for in accordance with local custom and practice that is generally accepted by U.S. mutual funds (including, without limitation, delivery against expectation of receiving later payment), but in all events subject to the standard of care set forth in Section 11 hereof; (ii) in the case of the sale of Securities in which, in accordance with standard industry custom and practice that is generally accepted by mutual funds with respect to such Securities, the delivery of such Securities and receipt of payment therefor take place in different countries, the Custodian or Subcustodian may deliver such Securities and receive payment therefor in accordance with standard industry custom and practice for such Securities that is generally accepted by U.S. mutual funds, but in all events subject to the standard of care set forth in Section 11 hereof.

(iii)
Purchasing Securities. Upon receipt of Instructions, the Custodian or Subcustodian shall pay for and receive Securities purchased for the account of a Portfolio, provided that, payment shall be made by the Custodian or Subcustodian only upon receipt of the Securities by: (1) the Custodian or Subcustodian; (2) a clearing corporation of a national securities exchange of which the Custodian or Subcustodian is a member; or (3) a Clearance System. Notwithstanding the foregoing, upon receipt of Instructions: (i) in the case of the purchase of Securities, the settlement of which occurs outside of the United States of America, the Custodian or Subcustodian may make payment therefor and receive delivery of such Securities in accordance with local custom and practice that is generally accepted by U.S. mutual funds in the country in which the settlement occurs (including delivering money against expectation of receiving later delivery of such Securities), but in all events subject to the standard of care set forth in Section 11 hereof; and (ii) in the case of the purchase of Securities in which, in accordance with standard industry custom and practice that is generally accepted by U.S. mutual fund, the receipt of such Securities and the payment therefor take place in different countries, the Custodian or Subcustodian may receive delivery of such Securities and make payment therefor in accordance with standard industry custom and practice for such Securities generally accepted by U.S. mutual funds, but in all events subject to the standard of care set forth in Section 11 hereof.

(iv)
Collection of Income. The Custodian shall, and shall cause each Subcustodian to: (a) collect amounts due and payable to a Portfolio with respect to the Portfolio’s Securities;(b) promptly credit to the account of each applicable Portfolio all income and other payments relating to Securities held by the Custodian hereunder upon the Custodian’s receipt of such income or payments or as otherwise agreed in writing by the Custodian and the Client, on behalf of a Portfolio; (c) promptly endorse and deliver any instruments required to effect such collections; and (d) promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income, capital gains or other payments with respect to portfolio Securities and other assets of each applicable Portfolio, or in connection with the purchase, sale or transfer of such Securities or other assets; provided, however, that with respect to portfolio Securities registered in so-called street name other than that of the Custodian or its nominees, the Custodian shall use its best efforts to collect amounts due and payable to a Portfolio. The Custodian shall promptly notify the Client, on behalf of a Portfolio, in writing by facsimile transmission, electronic communication, or in such other manner as the Client, on behalf of a Portfolio, and the Custodian may agree in writing, if any amount payable with respect to Securities of a Portfolio is not received by the Custodian when due. In the event that extraordinary measures are required to collect such income, the Client, on behalf of a Portfolio, and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

(v)
Payment of Income. Upon receipt of Instructions, the Custodian shall pay or cause to be paid, all bills, statements, or other obligations of each Portfolio. Such Instructions shall specify (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

(B)
Registration. Securities held hereunder may be registered in the name of the Custodian, any entity authorized to hold Securities under this Agreement or a nominee of the Custodian or any such authorized entity, and the Client, on behalf of a Portfolio, shall be informed upon request of all such registrations. Securities in registered form will be transferred upon request of the Client, on behalf of a Portfolio, into such names or registrations as it may specify in properly authorized Instructions.

(C)
Cash Accounts.

(i)
All cash received or held by the Custodian or by any entity authorized to hold Securities or Cash under this Agreement hereof as interest, dividends, proceeds from transfer, and other payments for or with respect to Securities or in consideration of the sale of Portfolio shares shall be (x) held in the Cash Account of each Portfolio and paid out in accordance with properly authorized Instructions of the Client, on behalf of a Portfolio, received by the Custodian or (y) if specified in the Client’s Instructions, converted to or from U.S. dollars and held by the Custodian hereunder or remitted to the Client, on behalf of a Portfolio, subject to Section 5(F) of this Agreement. The Client, on behalf of a Portfolio, shall bear any foreign exchange risk in connection with such conversion.

(ii)
The Client, on behalf of a Portfolio, agrees with respect to the payment for all purchases of Securities for a Portfolio to be deposited in the Custody Account of such Portfolio, that funds of such Portfolio for settlement will be on deposit by the settlement date at the location of settlement, in good available funds and in the currency of settlement, subject to Section 5(F) of this Agreement. The Client, on behalf of a Portfolio, acknowledges that nothing in this Agreement shall obligate the Custodian to extend credit, grant financial accommodation or otherwise advance moneys to the Client, on behalf of a Portfolio, for the purpose of making any such payments or part thereof or otherwise carrying out any Instructions.
(D)
Custodial Duties Requiring Instructions. The Custodian shall carry out the following actions only upon receipt of and in accordance with specific Instructions:

(i)
make payment for and/or receive any Securities or deliver or dispose of any Securities except as otherwise specifically provided for in this Agreement;

(ii)
deal with rights, conversions, options, warrants and other similar interests or any other discretionary right in connection with Securities; and

(iii)
carry out any action affecting a Securities or a Custody Account or Cash or a Cash Account other than those specified in Section 5(E) below, but in each instance subject to the agreement of the Custodian.

(E)
Non-Discretionary Custodial Duties. Absent a contrary Instruction, the Custodian shall carry out the following without further Instructions:

(i)
in the name of the Client, on behalf of a Portfolio, or on its behalf, sign any affidavits, certificates of ownership and other certificates and documents relating to Securities which may be required (i) to obtain any Securities or Cash or (ii) by any tax or regulatory authority;

(ii)
collect, receive, and/or credit a Custody Account or Cash Account, as appropriate, with all income, payments and distributions in respect of Securities and any capital arising out of or in connection with Securities (including all Securities received by the Custodian as a result of a. stock dividend, bonus issue, share sub-division or reorganization, capitalization of reserves or otherwise) and take any action necessary and proper in connection therewith;

(iii)
exchange interim or temporary receipts for definitive certificates, and old or overstamped certificates for new certificates;

(iv)
transmit promptly to the Client notices, circulars, reports, announcements and similar written information that the Custodian has received, in the course of acting in the capacity of custodian, concerning Securities held on the Client’s behalf that require discretionary action (In this regard, the Custodian is authorized to accept and open on the Client’s behalf all mail or communications received by it or directed in its care);

(v)
make any payment by debiting a Cash Account or any other designated account of the Client, on behalf of a Portfolio, with the Custodian as required to effect any Instruction; and
(vi)
attend to all non-discretionary matters in connection with anything provided in this Section 5(E) or any Instruction.

(F)
Foreign Exchange Transactions.

(i)
Foreign Exchange Transactions Other Than as Principal Upon Receipt of Instructions. The Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio with such currency brokers or banking institutions as the Client, with respect to a Portfolio, may determine and direct pursuant to Instructions. The Custodian shall be responsible for the transmission of cash and instructions to and from the currency broker or banking institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements evidencing or relating to such foreign exchange transactions and the maintenance of proper records as set forth in Section 18. The Custodian shall have no duty with respect to the selection of the currency brokers or banking institutions with which Client deals on behalf of its Portfolios or, so long as the Custodian acts in accordance with Instructions, for the failure of such brokers or banking institutions to comply with the terms of any contract or option, unless such currency broker or banking institution is a parent, subsidiary, or is otherwise affiliated with Custodian.

(ii)
Foreign Exchange Contracts as Principal. When acting as principal, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio, subject to such pricing schedule as has been mutually agreed upon by the parties. In acting as principal, the Custodian shall be responsible for the selection of the currency brokers or banking institutions and the failure of such currency brokers or banking institutions to comply with the terms of any contract or option.

(iii)
Execution and Time Stamps. In effecting currency transactions under this sub-section (F), the Custodian will use exchange rates reasonable in the relevant market at the time and for the size of the transaction and reflecting any spreads agreed with the Client. Where the relevant market is closed at the time of execution or if prevailing exchange rates are not quoted for any other reason, the Custodian will select a rate reflecting previous market rates, market volatility and any known market factors since the last quotations. When acting as principal, Custodian will execute orders promptly within the time standards for that market and will maintain time stamps (where available and if not available will provide commercially reasonable alternative proof of time of receipt and execution of the trade).

(iv)
Payments. Notwithstanding anything to the contrary contained herein, upon receipt of Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

(G)
Securities Loans. Upon receipt of Instructions, the Custodian shall, in connection with loans of Securities by the Client on behalf of a Portfolio or its Securities lending agent, deliver Securities of such Portfolio to the borrower thereof prior to receipt of the collateral, if any, for such borrowing; provided that, in cases of loans of Securities secured by cash collateral, the Custodian’s instructions to the Clearance System shall require that the Clearance System deliver the Securities of the Portfolio to the borrower thereof only upon receipt of the collateral for such borrowing. Upon receipt of Instructions, the Custodian shall release the collateral received in respect of a loan of Securities to the borrower against receipt of the loaned Securities.

6.
AGENCY SERVICES: PORTFOLIO COMPOSITION

(A)
Determination of Creation Deposit. Subject to and in accordance with directions and information provided by the Client’s sponsor (the “Sponsor”) and the Portfolio’s accountant (the “Portfolio Accountant”), in each case as identified by the Client, the Client’s policies, as adopted from time to time by the Board of Trustees of the Client (the “Board”), and procedures set forth in the Prospectus, the Custodian will determine for each Portfolio after the end of each trading day on the New York Stock Exchange (the “NYSE”) the following information required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of an Portfolio on such date:

(i)
The identity and weighting of the Portfolio Components of a Creation Unit of such Portfolio for purposes of purchases in-kind and redemptions in-kind for standard and custom Creation Units. Identity and weighting of Portfolio Components for non-standard and negotiated Creation Units will be provided by the Sponsor by agreed upon deadlines.
(ii)
Determine Cash Values as instructed.

(iii)
The Custodian will provide (or cause to be provided) the Portfolio Components as instructed, and as required will provide such information to the National Securities Clearing Corporation (“NSCC”) for dissemination prior to the opening of trading on the NYSE on each day that the NYSE is open.

(B)
Movements of Portfolio Components. In connection with purchases of Creation Units, the Custodian will monitor the receipt of the underlying Portfolio Components or the receipt of Cash as collateral in lieu of Securities pursuant to Instructions in accordance with Section 7 below, and will cause the delivery of Shares only upon confirmation that such Securities and/or Cash have settled in the applicable Custody Account or Cash Account. The settlement of Shares shall be aligned with the settlement of the underlying Portfolio Components.

In connection with redemptions of Creation Units, the Custodian will monitor the receipt of Shares or collateral in lieu of Shares, and will release to the applicable Authorized Participant the underlying Portfolio Components pursuant to Instructions received in accordance with Section 7 of this Agreement.

7.
AGENCY SERVICES: CREATION UNITS, SALES AND REDEMPTIONS

(A)
Sale of Shares. The Custodian will deposit into the Custody Account or Cash Account of the appropriate Portfolio, such payments (consisting of Securities and Cash, including Cash collateral) as are received from each Authorized Participant for purchase of Shares in Creation Units thereof issued or sold from time to time by a Portfolio. The Client’s distributor (“Distributor”) and the Transfer Agent each shall be the Client’s Authorized Person for advising the Custodian each day as to the Creation Units purchased by an Authorized Participant. The Custodian will provide timely notification to the Sponsor on behalf of each such Portfolio of any receipt by it of Portfolio Components as payments for Shares and instruct the Client’s transfer agent (“Transfer Agent”) as to the issuance of new Shares in Creation Units in connection with such payments; and the Custodian will effect the transfer of the Shares to the Authorized Participant through the NSCC or as otherwise required.

(B)
Repurchases or Redemptions of Shares. From Securities and Cash held for an Portfolio as may be available for the purpose, the Custodian will deliver Portfolio Components, as required, for payment to Authorized Participants who have delivered to the Distributor proper instructions for the redemption or repurchase of Shares in Creation Unit aggregations, which will have been accepted by the Distributor. The Transfer Agent shall advise the Custodian each day as to the repurchase of Shares in Creation Units. The Custodian will transfer the applicable Portfolio Components to the Authorized Participant and instruct the Transfer Agent as to the cancellation of the corresponding Shares in Creation Units of the applicable Portfolio. Any cash redemption payment (less any applicable redemption transaction fee) due to the Authorized Participant on redemption will be effected through the NSCC or as otherwise required.

The Client understands and agrees that, in accordance with generally accepted settlement practices and customs in certain jurisdictions or markets in which Securities may be held, the Custodian may deliver Securities prior to the receipt of Shares of a Portfolio the redemption for which such Securities were being delivered. Any loss resulting from such “free” delivery of Securities will be at the risk of the Client without regard to whether any Instructions were for other delivery or receipt so long as the Custodian has acted in accordance with the Client’s procedures for the posting and accessing of Cash collateral in lieu of Securities and standard of care set forth in Section 11 of the Agreement.

(C)
Acceptance of Collateral in Lieu of Portfolio Components or Shares. The Custodian shall accept Cash collateral in lieu of (i) any Securities required to be delivered by an Authorized Participant in connection with a sale of Shares pursuant to Section 7(A) of this Agreement or (ii) Shares in Creation Units required to be delivered by an Authorized Participant in connection with a repurchase or redemption of any such Creation Unit pursuant to Section 7(B) of this Agreement. The parties hereto acknowledge and agree that if a Portfolio participates in the Continuous Net Settlement System of the NSCC (“CNS”) then the Custodian shall have no responsibility for (i) calculating the amount of Cash collateral required to be delivered by any Authorized Participant or (ii) contacting such Authorized Participant to request the posting of any Cash collateral.

If any requisite Cash as collateral has not been received by the Custodian prior to 2:00 p.m. (Eastern Time) on the Settlement Date for the Shares being purchased (or Redemption Date for the Shares being redeemed), the Custodian will not be required to release the newly created Shares (or Portfolio Components underlying newly redeemed Shares); provided, however, that the Custodian shall make a good faith effort to release Shares or Portfolio Components where collateral is received after such time.

(D)
Calculation of Collateral Amount. If a Portfolio participates in CNS (a “CNS Portfolio”), then the amount of Cash collateral, if any, required to be posted by each Authorized Participant with respect to such Portfolio (the “Required Collateral Amount”) shall be determined solely by NSCC. For each Portfolio that does not participate in CNS (each a “Non-CNS Portfolio”), on a daily basis, the Custodian will (i) calculate the amount of Cash collateral, if any, required to be delivered by each Authorized Participant and (ii) contact each Authorized Participant, as applicable, and request the Authorized Participant post collateral equal to the Required Collateral Amount. All fund transfers shall be made by Fed wire. The Required Collateral Amount varies based on the portion of Securities or Shares delivered to an Account by the Authorized Participant in connection with its purchase or redemption of Shares, as applicable, as of the relevant calculation date. The shortfall between the value of Securities delivered to the applicable Account and the value of the Securities component of a Creation Unit (the “Total Basket Value”) is referred to as the “Deficiency Amount”.

In connection with the purchase of Shares in any Non-CNS Portfolio by an Authorized Participant, the Required Collateral Amount shall be determined as stated in the Portfolio’s registration statement. In connection with the redemption of Shares by an Authorized Participant, the Required Collateral Amount shall be as stated in the Portfolio’s registration statement and assessed on the value of the total number of Shares underlying the applicable redemption order for each Creation Unit based on the trade date NAV of such Shares.

(E)
Collateral Calls; Return of Collateral; Buy-Ins.

(i)
Collateral Calls for CNS Portfolios. NSCC shall contact the applicable Authorized Participant and request the Authorized Participant to post additional collateral on any business day when the collateral posted is less than the Required Collateral Amount. Any call for additional collateral by NSCC shall be in NSCC’s sole discretion. The Custodian will not be required to call for additional collateral. The Authorized Participant must post 100% of such additional collateral to the relevant Account by CNS money movement. The Custodian will verify that the correct amount of additional collateral was timely received.

(ii)
Collateral Calls for Non-CNS Portfolios. The Custodian shall contact the applicable Authorized Participant and request the Authorized Participant to post additional collateral on any business day when the collateral posted is less than the Required Collateral Amount. Notwithstanding this, the Custodian will not be required to call for additional collateral and the Authorized Participant will not be required to post additional collateral unless the difference between the collateral posted and the Required Collateral Amount is at least
$10,000 (the “Minimum Transfer Amount”); provided, that the Minimum Transfer Amount may be changed from time to time by mutual written consent of the parties. The Authorized Participant must post 100% of such additional collateral plus any applicable wire fee charged by the Custodian to the Authorized Participant to the extent that such shortfall was greater than or equal to the Minimum Transfer Amount. The Custodian will verify that the correct amount of additional collateral was timely received. The Custodian will copy the Sponsor on all collateral calls made to the Authorized Participant.

(iii)
Return of Collateral for CNS Portfolios. As Securities or Shares, as applicable, are delivered to the Custodian and the Deficiency Amount is reduced, NSCC will, in accordance with its practices and procedures, cause the Portfolio to return excess collateral to the Authorized Participant. Upon delivery of all required Securities or Shares, as applicable, to the Custodian by the Authorized Participant (either as a result of a buy-in or as a result of delivery by the Authorized Participant), NCSS shall cause the Portfolio to return all remaining collateral to the Authorized Participant. Collateral will be held by Custodian in a non-interest bearing account.

(iv)
Return of Collateral for Non-CNS Portfolios. As Securities or Shares, as applicable, are delivered to the Custodian and the Deficiency Amount is reduced, the Custodian will, as promptly as practicable, cause the Portfolio to return excess collateral to the Authorized Participant, less any applicable wire fee charged by the Custodian to the Authorized Participant, to the extent that the excess collateral is greater than or equal to the Minimum Transfer Amount (at least $10,000, or such other amount as may have been agreed to by mutual written consent of the parties). Upon delivery of all required Securities or Shares, as applicable, to the Custodian by the Authorized Participant (either as a result of a buy-in or as a result of delivery by the Authorized Participant), the Custodian shall return all remaining collateral to the Authorized Participant. Collateral will be held by Custodian in a non-interest bearing account.

(v)
Buy-In. At any time the Sponsor may give the Custodian an Instruction to pay or transfer any collateral including for settlement of any Securities or Shares purchased by the Portfolio as a buy-in of any Securities or Shares not delivered by an Authorized Participant. The Custodian shall have no responsibility for determining if the Sponsor is authorized to effect any payment or transfer of collateral.

8.
TAX STATUS/WITHHOLDING TAXES

(A)
Information. The Client, on behalf of a Portfolio, will provide the Custodian, from time to time and in a timely manner, with information and proof (copies or originals) as the Custodian reasonably requests, as to the Client’s and/or the underlying beneficial owner’s tax status or residence. Information and proof may include, as appropriate, executing certificates, making representations and warranties, or providing other information or documents in respect of Securities, as the Custodian deems necessary or proper to fulfill obligations under applicable law.

(B)
Certain Tax Matters. Subject to and to the extent of receipt by the Custodian of relevant and necessary documentation and information with respect to the Client and its Portfolios that the Custodian has requested, the Custodian shall perform the following services, it being specifically understood and agreed that the Custodian shall not thereby or otherwise be considered Client’s tax advisor or tax counsel:
(i)
Withholding. Custodian shall withhold or cause to be withheld the amount of tax which is required to be withheld under applicable tax law upon collection of any dividend, interest or other distribution with respect to any domestic or foreign Securities and proceeds or income from the sale or other transfer of such Securities held in custody with the Custodian.

(ii)
Tax Rates. Custodian shall maintain tax entitlement accruals for possible tax benefits available in markets of investment and monitor tax entitlements and tax reclaim accruals based on current situations in markets of investment to protect a Portfolio’s entitlements.

(iii)
Reduction at Source and Exemption Application. Where a Portfolio is eligible, based upon its fiscal domicile and legal structure, Custodian shall coordinate tax exemption applications and reduction at source documentation requirements and file the documentation with the appropriate market authorities on the Client’s behalf. Benefits offered are generally made available to the level specified by the relevant income tax treaty provision. The Custodian shall use reasonable efforts to

(1)
provide reasonable advance notification to the Client of what tax documentation and information is required from the Client for this purpose;

(2)
discuss with the Client during the implementation process the tax documentation requirements and information required from the Client and provide pre-populated tax documentation to the Client;

(3)
provide full support to the Client with regards to the completion of the tax documentation, including technical assistance in liaison with the Custodian’s corporate team; and

(4)
promptly apply for appropriate tax relief (either by way of reduced tax rates at the time of an income payment or retrospective tax reclaims in certain markets as agreed from time to time).

(iv)
Tax Reclaim Processing. Custodian shall file tax reclaims for those markets in which the Custodian has notified the Client that it offers tax reclaims on an ongoing basis on behalf of the Client, with the filing frequency determined by local market practice and residency.

(v)
Capital Gains Tax Compliance. Custodian shall work with the Client’s local tax consultants and its Subcustodians to maintain compliance with reporting, payment, and filing requirements.

(vi)
Financial Transaction Tax and Reporting. In connection with a Portfolio’s transactions in Securities, the Custodian shall work with its Subcustodians to calculate and pay and remit to the appropriate governmental authority or other designated person any transaction tax, stamp duty, transfer tax or other similar tax or levy due on such transactions, provide any information required by such governmental authority or person, or by any agent performing tax-related services on behalf of the Portfolio, in connection with the payment of such tax or levy, and maintain compliance with any applicable reporting, payment, and filing requirements.

The Client agrees that the Custodian is authorized to deduct from any cash received or credited to the account of a Portfolio any taxes or levies required by any tax or other governmental authority having jurisdiction in respect of such Portfolio’s transactions, and that the Custodian is authorized to disclose any information required by any such tax or other governmental authority in relation to processing any claim for exemption from or reduction or refund of any taxes relating to Portfolio transactions and holdings.

9.
USE OF THIRD PARTIES

(A)
General Authority.

(i)
Subject to the provisions of this Section 9 and Appendix A, the Custodian is hereby authorized to appoint eligible Subcustodians and Administrative Support Providers as its delegates and to use or participate in Market Infrastructures and Clearance Systems to perform any of the duties of the Custodian under this Agreement provided that the appointment or use of such Subcustodians, Administrative Support Providers, Market Infrastructures, or Clearance Systems shall not relieve the Custodian of the liabilities hereunder. Without limiting the foregoing, the Client authorizes the Custodian either directly or through one or more agents which, under the 1940 Act, are qualified to act as custodians for registered investment companies for any U.S. Securities held hereunder, to use the services of any United States central securities depository authorized under Rule 17f-4 under the 1940 Act including, but not limited to, The Depository Trust Company and the Federal Reserve Book Entry System (“U.S. Depositories”). The Custodian will deposit Securities held hereunder with a U.S. Depository only in an account which holds exclusively the assets of clients of the Custodian.

(ii)
Subject to the requirements of this Section 9, Appendix A hereto, and Rule 17f-7 under the 1940 Act, the Custodian or any Subcustodian may deposit and/or maintain Securities and Cash of a Portfolio held hereunder in an Eligible Securities Depository, as defined under Rule 17f-7, provided that such Securities are represented in an account of the Custodian or Subcustodian in. the Eligible Securities Depository that holds exclusively assets of clients of the Custodian or Subcustodian. The Eligible Securities Depository shall be obligated to comply with the Custodian’s or a Subcustodian’s directions with respect to Securities held in such account, provided that the Securities held in such Account shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Custodian or Subcustodian (or either of their respective creditors), except a claim for reasonable payment for their safe custody or administration. The books and records of the Custodian shall at all times identify those Securities belonging to a Portfolio which are maintained in an Eligible Securities Depository.

(iii)
The Custodian shall promptly provide the Client with any report obtained by the Custodian on the system of internal accounting control of any depository in which Securities are deposited to the extent that the Custodian is permitted by such depository to forward such report to the Client, and with copies of any report regarding its own system of internal accounting control or that of any agent through which it deposits Securities in any depository, as Client may reasonably request. The Custodian -shall send the Client a notice or advice of any transfers of Securities to or from the Custody Account of a Portfolio. Where Securities are transferred to the Custody Account of a Portfolio, the Custodian shall also, by book-entry or otherwise, identify as belonging to such Portfolio a quantity of Securities in a fungible bulk of Securities (i) registered in the name of the Custodian (or its nominee) or (ii) shown on the Custodian’s account on the books of the depository.

(iv)
Securities deposited with Clearance Systems hereunder will be subject to the laws, rules, statements of principle and practices of such Clearance Systems. Clearance Systems are not delegates of the Custodian.

(v)
Additional provisions relating to the selection and oversight of Subcustodians and Clearance Systems, including non-U.S. depositories, are set forth in Appendix A annexed hereto.

(B)
Responsibility for Clearance Systems and Market Infrastructures.

The Custodian shall not be liable to the Client, on behalf of a Portfolio, for any loss, damage or expense suffered or incurred by the Client or any of its Portfolios resulting from the use by the Custodian of a Clearance System or Market Infrastructure, unless such loss, damage or expense is caused by, or arises from the failure of the Custodian to meet its standard of care as set out in Section 11 of this Agreement; provided however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against the Clearance System or Market Infrastructure to protect the interests of the Client and its Portfolios.

10.
REPRESENTATIONS

(A)
General. The Client and the Custodian each represents at the date this Agreement is entered into and any custodial service is used or provided that:

(i)
It is duly organized and in good standing in every jurisdiction where it is required so to be;

(ii)
It has the power and authority to sign and• to perform its obligations under this Agreement;

(iii)
This Agreement is duly authorized and signed and is its legal, valid and binding obligation;

(iv)
Any consent, authorization or instruction required in connection with its execution and performance of this Agreement has been provided by any relevant third party;

(v)
Any act required by any relevant governmental or other authority to be done in connection with its execution and performance of this Agreement has been or will be done (and will be renewed if necessary); and

(vi)
Its performance of this Agreement will not violate or breach any applicable law, regulation, contract or other requirement.

(B)
Client. The Client also represents at the date this Agreement is entered into and any custodial service is used or provided that:

(i)
It has authority to deposit the Securities received in the Custody Account and the Cash in the Cash Account and there is no claim or encumbrance that adversely affects any delivery of Securities or payment of Cash made in accordance with this Agreement (unless otherwise notified to the Custodian);

(ii)
Where it acts as an agent on behalf of any of its own customers, whether or not expressly identified to the Custodian from time to time, any such customers shall not be customers or indirect customers of the Custodian; and

(iii)
Except as provided in this Agreement, it has not relied on any oral or written representation made by the Custodian or any person on its behalf.

(C)
Custodian. The Custodian also represents at the date this Agreement is entered into and any custodial service is used or provided that:

(i)
The Custodian is a bank that is suitably qualified to serve as the custodian of the Client pursuant to Rule 206(4)-2 under the Advisers Act.

11.
SCOPE OF RESPONSIBILITY

(A)
Standard of Care. The Custodian will act without negligence, willful misconduct, willful misfeasance, fraud, bad faith, reckless disregard of its duties and obligations under this Agreement and will perform its obligations with reasonable care, prudence, diligence and skill as determined in accordance with the standards and practices of a comparable provider of custody services for hire (taking into account the size and scope of Custodian’s operations) in the market or jurisdiction in which the Custodian performs services under this Agreement. The Custodian will cause each Subcustodian, Administrative Support Provider, agent or delegate to perform with reasonable care, prudence, diligence and skill as determined in accordance with the standards and practices of professional custodians or similar service providers, as applicable, in the market or jurisdiction in which the Subcustodian, Administrative Support Provider, agent or delegate performs services for the Custodian in connection with this Agreement and any Securities or Cash.

(B)
Liability for Losses. The Custodian will be liable for the Client’s direct damages resulting from failure of the Custodian to meet its standard of care under this Section or a Citi employee, contractor or agent has breach any internal Citi policy related to the delivery of services under the Agreement. In addition, the Custodian will be liable for the Client’s direct damages resulting from the failure of any Subcustodian, Administrative Support Provider or their nominee, agent or delegate to meet its standard of care under this Section; provided, however the liability of the Custodian for direct damages does not include any loss of Securities or Cash resulting solely by reason only of the liquidation or insolvency of any Subcustodian or Administrative Support Provider so long as the Custodian has met its standard of care provided in this Section. Under no circumstances will either party be liable to the other party for special or punitive damages, or consequential loss or damage, or any lost profits, goodwill, business opportunity or business revenue in relation to this Agreement, whether or not the relevant loss was foreseeable, or that the party, its delegates or its agent were advised of the possibility of such loss or damage.

(C)
Mitigation by Custodian. Upon the occurrence of any event which causes or may cause any loss, damage or expense to the Client or any Portfolio, the Custodian shall promptly notify the Client or Portfolio of the occurrence of such event. In addition, (i) the Custodian shall mitigate, (ii) the Custodian shall cause any applicable Subcustodian to mitigate, and (iii) the Custodian shall use commercially reasonable efforts to cause any Clearance System to mitigate, the effects of such event and to avoid continuing harm to the Client and its Portfolios.

(D)
Limitations on the Custodian’s Responsibility.

(i)
General. The Custodian is responsible for the performance of only those duties as are expressly set forth herein, including the performance of any Instruction given in accordance with this Agreement. The Custodian shall have no implied duties or obligations under this Agreement.

(ii)
Sole Obligations of the Custodian. The Client understands and agrees that (i) the obligations and duties of the Custodian will be performed only by the Custodian and its delegates or its agents and are not obligations or duties of any other member of the Citigroup Organization (including any branch or office of the Custodian) and (ii) the rights of the Client with respect to the Custodian extend only to such Custodian and any affiliated Subcustodian, except as provided by law, do not extend to any other member of the Citigroup Organization.

(iii)
No Liability for Third Parties. Except as provided in Section 11 hereof, the Custodian is not responsible under this Agreement for the acts, omissions, defaults or insolvency of any third party that is not a delegate or agent of the Custodian including, but not limited to, any broker, counterparty or issuer of Securities.

(iv)
Performance Subject to Laws. The Client understands and agrees that the Custodian’s performance of this Agreement is subject to the relevant local laws, regulations, decrees, orders and government acts, and the rules, operating procedures and practices of any relevant stock exchange, Clearance System or market where or through which Instructions are to be carried out and to which the Custodian is subject and as exist in the country in which any Securities or Cash are held.

(v)
Prevention of Performance. Neither the Custodian nor the Client will be responsible to the other for any failure to perform any of its obligations (nor will the Custodian be responsible for any unavailability of funds credited to a Cash Account) if such performance is prevented, hindered or delayed by a Force Majeure Event, provided that such failure to perform is not a result of a party’s failure to maintain and implement a business continuity plan as described below. In such case, a party’s obligations will be suspended for so long as the Force Majeure Event continues. “Force Majeure Event” means any event due to any cause beyond the reasonable control of the Custodian or the Client, such as restrictions on convertibility or transferability, requisitions, involuntary transfers, unavailability of communications system, sabotage, fire, flood, explosion, acts of God, civil commotion, strikes or industrial action of any kind, riots, insurrection, war or acts of government. Upon the occurrence of any Force Majeure Event, the party affected by that event will inform the other party to this Agreement and will use its reasonable efforts to mitigate any losses that the other party may suffer as a result thereof. For the avoidance of doubt, the Custodian confirms that it maintains and tests, not less than annually, disaster recovery plans and contingency back-up services.

Notwithstanding the foregoing, the Custodian shall:

(1)
Maintain a comprehensive business continuity plan, which shall include provisions regarding disaster recovery and contingency back-up services, that is commercially reasonable for a provider of custodian services to investment companies registered under the 1940 Act and complies with the applicable laws, rules and regulations and shall test the adequacy of such plan at least annually. The Custodian shall provide an executive summary of such plan or discuss such plan upon request of the Client;

(2)
Take reasonable steps to minimize service interruptions in the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Custodian’s control. The Custodian shall enter into and shall maintain in effect at all times during the term of this Agreement with appropriate parties one or more agreements making reasonable provision for (i) periodic back-up of the computer files and data with respect to the Client and (ii) emergency use of electronic data processing equipment to provide services under this Agreement; and
(3)
In the event of business disruption that materially impacts the Custodian’s provision of services under this Agreement, the Custodian will promptly notify the Client of the disruption and the steps being taken in response.

(vi)
Validity of Securities. The Custodian shall exercise its standard of care as provided in Section 11 in receiving Securities but does not warrant or guarantee the form, authenticity, value or validity of any Security received by the Custodian. If the Custodian becomes aware of any defect in title or forgery of any Security, the Custodian shall promptly notify the Client.

(vii)
Capacity of Custodian. The Custodian is not acting under this Agreement as an investment manager, nor as an investment, legal or tax adviser to the Client, and the Custodian’s duty is solely to act as a Custodian in accordance with the terms of this Agreement.

(viii)
Forwarded Information. The Custodian is not responsible for the form, accuracy or content of any notice, circular, report, announcement or other material provided under Section 5(E)(iv) of this Agreement not prepared by the Custodian including the accuracy or completeness of any translation provided by the Custodian in regard to such forwarded communication.

(ix)
Insurance/Fidelity Bond. The Custodian agrees to maintain insurance and fidelity bond coverage as appropriate for its activities and sufficient to comply with the requirements of the Custodian’s banking regulator; provided nothing in this Section 11(D)(ix) shall require the Custodian to insure any property.

(x)
Mitigation By Client. If the Client obtains actual knowledge of any loss, damage or expense to the Client or any Portfolio that the Client believes was caused by the Custodian, a Subcustodian, or an Administrative Support Provider, (i) the Client shall promptly notify the Custodian of the occurrence of such event and (ii) the Client shall use commercially reasonable efforts to avoid continuing harm to the Client and any Portfolios. The Client shall promptly review information, reports and statements provided by the Custodian to determine if there is any fact or discrepancy that may indicate any event or error that may result in a claim under Section 11(B).

12.
SUBROGATION

To the extent permissible by law or regulation and upon the Client’s request, the Client, on behalf of a Portfolio, shall be subrogated to the rights of the Custodian with respect to any claim for any loss, damage or claim suffered by the Client, on behalf of a Portfolio, in each case to the extent that the Custodian fails to pursue any such claim or the Client, on behalf of a Portfolio, is not made whole in respect of such loss, damage or claim. Notwithstanding any other provision hereof, in no event is the Custodian obliged to bring suit in its own name or to allow suit to be brought in its name.

13.
INDEMNITY

(A)
Indemnity to the Custodian. The Client, on behalf of a Portfolio, agrees to indemnify the Custodian and to defend and hold the Custodian harmless from all losses, costs, damages and expenses (including reasonable legal fees) and liabilities for any claims, demands or actions (each referred to as a “Loss”), incurred by the Custodian in connection with this Agreement, except any Loss resulting from the negligence, willful misconduct, or fraud of the Custodian, any Subcustodian, Administrative Support Provider or any of their nominees, agents or delegates. Under no circumstances will the Client, on behalf of a Portfolio, be liable to the Custodian for special or punitive damages, or consequential loss or damage, or any lost profits, goodwill, business opportunity or business revenue in relation to this Agreement, whether or not the relevant loss was foreseeable, or that the Client, on behalf of a Portfolio, was advised of the possibility of such loss or damage.

(B)
Indemnity to the Client. The Custodian agrees to indemnify the Client, on behalf of a Portfolio (including without limitation each and any of its respective officers, directors, employees, and representatives), for all Losses, imposed on, incurred by, or asserted against the Client, on behalf of a Portfolio, in connection with or arising out of (i) the Custodian’s failure to exercise its standard of care under this Agreement, including the negligence, willful misconduct or fraud of the Custodian, any Subcustodian or Administrative Support Provider, or any of their nominees, agents or delegates or (ii) the Custodian’s breach of material representations and warranties; provided, however, the obligation of the Custodian for any Loss shall not exceed the damages specified in Section 11(B) hereof.

(C)
Indemnification Procedures. In order that the indemnification provisions contained in this Section 13 shall apply, upon the assertion of a claim for which one party (the “lndemnitor”) may be required to indemnify another (the “lndemnitee”), the lndemnitee must promptly notify the Indemnitor of such assertion, and shall keep the Indemnitor advised with respect to all developments concerning such claim. The lndemnitor shall have the option to participate with the Indemnitee in the defense of such claim or to defend against said claim in its own name or in the name of the Indemnitee. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the Indemnitor may be required to indemnify it except with the lndemnitor’ s prior written consent.

14.
LIEN AND SET OFF

(A)
Lien. In addition to any other remedies available to the Custodian under applicable law, the Custodian shall have, and the Client, on behalf of a Portfolio, hereby grants, a continuing general lien on all Securities held in the Custody Account for a Portfolio until the satisfaction of liabilities (except such liabilities as may arise from the failure of the Custodian, a Subcustodian or an Administrative Support Provider to meet the standard of care provided in Section 11) arising under this Agreement of the Client (in respect of that Portfolio only) to the Custodian with respect to any fees and expenses or credit exposures incurred in the performance of services under this Agreement on behalf of that Portfolio. The Custodian shall require each Subcustodian to agree that Securities and Cash will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Subcustodian.

(B)
Set Off. To the extent permitted by applicable law and in addition to any other remedies available to the Custodian under applicable law, the Custodian may, with prior notice to the Client, set off any payment obligation owed to it by a Portfolio in connection with all liabilities (except such liabilities as may arise from the failure of the Custodian, a Subcustodian or an Administrative Support Provider to meet the standard of care provided in Section 11) arising under this Agreement in connection with the Cash Account against any payment obligation owed by it to that Portfolio under this Agreement regardless of the place of payment or currency of either obligation (and for such purpose may make any currency conversion necessary).

15.
FEES AND EXPENSES

The Client, on behalf of a Portfolio, will pay all fees, charges and obligations incurred from time to time for any services pursuant to this Agreement, in amounts and at such times as may be agreed upon in writing by the Client and the Custodian. Dimensional Fund Advisors LP is responsible for payment of fees, charges and obligations pursuant to this Agreement with respect to any Portfolio with a unitary fee arrangement listed on Appendix B.

16.
CITIGROUP ORGANIZATION INVOLVEMENT

The Client, on behalf of a Portfolio, agrees and understands that any member of the Citigroup Organization can engage as principal or otherwise in any transaction effected by the Client, on behalf of a Portfolio, or by any person for its account and benefit, or by or on behalf of any counterparty or issuer. When instructed to effect any transactions (particularly foreign exchange transactions), the Custodian is entitled to effect any transaction by or with itself or any member of the Citigroup Organization and to pay or keep any fee, commissions or compensation as specified in the Client’s Instruction or, if no specification is provided, any charges, fees, commissions or similar payments generally in effect from time to time with regard to such or similar transactions so long as they do not exceed usual and customary charges, fees, commissions, or payments.

17.
PROXIES, CORPORATE ACTIONS AND CLASS ACTIONS

(A)
Proxies. The Custodian shall deliver to the Client or its designee, in the most expeditious manner practicable, all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to Securities owned by one or more of the Client’s Portfolios (including Securities which have been lent, provided that at least one (1) such share remains held back from loan) that are received by the Custodian, any Subcustodian, or any nominee of either of them (or with the exercise of reasonable care that the Custodian, any Subcustodian, or any nominee of either of them should have become aware), and, upon receipt of Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required. The Custodian recognizes that this requirement applies to all Securities and that the Client’s investments in non-U.S. Securities may entail proxies and notices, which, for the avoidance of doubt, are subject to this Agreement. The Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject to the laws, regulations and practical constraints that may exist in the country where such Securities are issued. In the event that the Client invests in non-U.S. Securities in a market in which the Custodian does not offer proxy voting services, the Custodian shall promptly notify the Client. Except as directed pursuant to Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such Securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto. In the event that the Custodian is unable to vote upon any such Securities in accordance with Instructions for any reason including, but not limited to, the failure of the Client to deliver any necessary powers of attorney or other documentation, the Custodian shall promptly notify (subject to market practices and rules) the Client. The Client acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Client to exercise shareholder rights.

(B)
Corporate Actions. In the event that Custodian is provided notice (in industry standard form) with respect to a Security, including Securities which have been lent, of (a) a proposed merger, recapitalization, reorganization notices of call or maturity of a Security, conversion, consolidation, subdivision, tender offer, takeover offer or other electable or voluntary corporate action, or (b) a proposed issuance of Securities or rights to participate in the issuance of Securities, in each case by or with respect to the issuer of Securities held by it for the account of a Portfolio (each a “Voluntary Corporate Action”), the Custodian shall provide written notice to the Client, on behalf of a Portfolio, or its designee promptly upon being provided such notice of the Voluntary Corporate Action. The notice provided by the Custodian shall include (i) a copy of any offering materials provided to the Custodian by the issuer or its agent in connection with the Voluntary Corporate Action (including any letters or attestations requested by an issuer to be executed by the Client, on behalf of a Portfolio, in connection with such Voluntary Corporate Action) and (ii) the date on which the Custodian is required to take action to exercise rights or powers with respect to the Voluntary Corporate Action. Provided that the Custodian shall have delivered timely notice of the Voluntary Corporate Action to the Client, on behalf of a Portfolio, the Custodian shall not be liable for any untimely exercise of any Voluntary Corporate Action or other right or power in connection with Securities of the Portfolios at any time held by it unless (i) the Custodian is in actual possession of such Securities and
(ii) the Custodian receives Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least two (2) business days prior to the market deadline for taking action to exercise such right or power. If the Client, on behalf of a Portfolio, provides the Custodian with such notification after such deadline, the Custodian shall use its reasonable best efforts to process such election. Notwithstanding the foregoing, if the Custodian receives notice that a Portfolio has been invited to participate in an accelerated

Voluntary Corporate Action (an offer which does not allow the two-day timeframe referenced above), the Custodian shall provide written notice, containing the information specified above, to the Client, on behalf of a Portfolio, and use commercially reasonable efforts to transmit, prior to the market deadline, the Client’s Instructions for the exercise of any such accelerated Voluntary Corporation Action or any related rights or powers.
Upon receipt of Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar Securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new Securities, cash or other assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and (b) deposit Securities upon invitations for tenders thereof, provided that the consideration for such Securities is to be paid or delivered to the Custodian, or the tendered Securities are to be returned to the Custodian. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary in Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership (“Mandatory Corporate Actions”), and shall promptly notify the Client, on behalf of a Portfolio, of such Mandatory Corporate Action in writing by facsimile transmission, electronic communication, or in such other manner as the Client, on behalf of a Portfolio, and the Custodian may agree in writing.

(C)
Class Actions. The Custodian shall also transmit promptly to the Client for each Portfolio all written information received by the Custodian or a Subcustodian regarding any class action or other litigation in connection with a Portfolio’s Securities, including Securities which have been lent, issued and then held, or previously held, during the term of this Agreement by the Custodian for the account of the Client for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms.

18.
RECORDS AND ACCESS

(A)
Examination of Statements. As agreed by the Client, on behalf of a Portfolio, and the Custodian, communications, notices and announcements by the Custodian and statements with regard to a Custody Account and a Cash Account may be made available by electronic form and not in hard copy. The Custodian shall supply to the Client from time to time as mutually agreed upon statements or advises with respect to all Securities and Cash received into, held in or delivered from the Custody Account and the Cash Account.

(B)
Access to Records. The Custodian agrees to use reasonable efforts to furnish the Client with such information regarding Securities or Cash held hereunder as the Client, on behalf of a Portfolio, may reasonably request in connection with its complying with the request of any regulatory authorities having jurisdiction over the Client or its affiliates or investment managers. The Custodian shall maintain and keep current all records, books, and other documents relating to its activities and obligations under this Agreement to fully record all transactions effected with regard to a Custody Account or a Cash Account and in each instance sufficient to provide to the Client the information or reports specified under this Agreement. The Custodian shall allow the Client’s officers and the Client’s independent public accountants, agents or regulators reasonable access for inspection of the records of the Custodian relating to Securities or Cash (including the Custodian’s SOC 1) as is required by the Client, on behalf of a Portfolio, in connection with an examination of the books and records pertaining to the affairs of the Client and will seek to obtain such access from each Subcustodian and Clearance System. In addition, from time to time as requested, the Custodian will furnish the Client a "gap" or "bridge" letter that will address any material changes that might have occurred in the Custodian’s controls covered in the SOC 1 from the end of the SOC 1 report period through a specified requested date. All records provided to the Client, on behalf of a Portfolio, shall be the property of the Client, on behalf of a Portfolio; provided, however, the Custodian may retain duplicate originals which shall be the property of the Custodian. The Custodian shall preserve such records as provided in Rule 31a-2 under the 1940 Act. The Custodian shall also, subject to restrictions under applicable law, seek to obtain from any entity with which the Custodian maintains the physical possession of any Securities in a Custody Account such records of such entity relating to the Custody Account as may be required by the Client, on behalf of a Portfolio, or its agents in connection with an internal examination by the Client, on behalf of a Portfolio, of its own affairs or requests of regulatory authorities. Upon a reasonable request from the Client, on behalf of a Portfolio, the Custodian shall use its best efforts to furnish to the Client, on behalf of a Portfolio, such reports (or portions thereof) of the external auditors of each such entity as relate directly to such entity’s system of internal accounting controls applicable to its duties under its agreement with the Custodian. The Custodian shall promptly send to the Client reports the Custodian receives from any depository or clearing agency on its respective system of internal accounting control and shall send to the Client such reports on the Custodian’s own systems of internal accounting control as the Client, on behalf of a Portfolio, may reasonably request from time to time. The Custodian agrees that it will store all records on media designed to protect their usability, reliability, authenticity and preservation for as long as they are needed for the Client to meet its recordkeeping obligations under this Agreement and consistent with the 1940 Act. The Custodian shall have documented policies, standards and guidelines for converting or migrating data from one record system to another. The Custodian agrees that systems for electronic records must be designed so that records will remain accessible, authentic, reliable and useable through any kind of system changes, for the entire period of the Client’s recordkeeping obligations under this Agreement and consistent with the1940 Act, which includes, but is not limited to, migration to different software, re-presentation in emulation formats or any other future ways of re-presenting records. Where such processes do occur, evidence of these processes shall be retained, along with details of any variation in records design and format.

19.
INFORMATION AND DATA PROTECTION

(A)
Protection of Confidential Information. Except as expressly provided otherwise herein, each Receiving Party shall, during the term of this Agreement and for six (6) years thereafter with regard to Confidential Information in respect to Securities, Cash and the Accounts hereunder and for one (1) year thereafter with regard to all other Confidential Information:

(i)
use a level of care no less rigorous than that taken to protect its own Confidential Information of a similar nature (but in no event less than a reasonable level of care) to keep confidential and to prevent any unauthorized disclosure of, any Confidential Information of the Disclosing Party (In this regard, the Custodian has implemented, and agrees to maintain, information security policies and programs consistent with industry guidelines and all applicable statutes, rules or regulations, that include commercially reasonable administrative, physical and technical safeguards designed to (a) protect the privacy, confidentiality, integrity and availability of the Client’s Confidential Information against any reasonably foreseeable threats or hazards and (b) reasonably protect against accidental, unlawful or unauthorized access, copying, damage, destruction, disclosure, distribution, loss, manipulation, modification, processing, use, reuse, interception, or transmission of such Confidential Information), including:

(a)
Administrative Safeguards. The Custodian has implemented, and agrees to maintain, commercially reasonable administrative safeguards that include, but are not limited to, (i) security awareness training designed to ensure understanding of responsibilities in guarding against security events and unauthorized use or access to Confidential Information or Personal Information (as defined below), (ii) logging procedures to proactively monitor user and system activity, (iii) due diligence processes for any approved subcontractors processing Confidential Information or Personal Information, (iv) access termination procedures for timely revocation of access, (v) periodic user entitlement review processes, (vi) software development and change management processes, and (vii) security incident management policies and procedures for the detection, investigation, notification, evidence preservation and remediation of any security incident.

(b)
Physical Safeguards. The Custodian has implemented, and agrees to maintain, commercially reasonable physical safeguards that include, but are not limited to, (i) access controls at facilities processing Confidential Information or Personal information, (ii) secured transport and appropriate disposal of physical media and paper waste containing Confidential Information or Personal Information, and (iii) controls designed to protect against environmental hazards (e.g., water or fire damage).

(c)
Technical Safeguards. The Custodian has implemented, and agrees to maintain, commercially reasonable technical safeguards that include, but are not limited to, (i) logical separation of Confidential Information or Personal Information on information systems, (ii) access controls to maintain appropriate segregation of duties and limit access to information resources on a need-to-know and least privileged basis, (iii) complex passwords at least seven characters in length or pass phrases, changed on a regular basis, and stored and transmitted in a secure manner, (iv) device and software management controls to guard against viruses and other malicious or unauthorized software, (v) information system and software patching consistent with manufacturer recommendations, (vi) intrusion detection and prevention systems to guard against unauthorized information system access, (vii) encryption of Confidential Information and Personal Information at rest and transmitted across unsecure or public networks including enforcement of Transport Layer Security1for e-mail exchanged between Custodian and the Client, (viii) encryption of Confidential Information and Personal Information stored on mobile media, and mobile electronic devices, and (ix) audit logging that records user and system activities.

(d)
Assessment & Remediation. The Client, acting collectively through an authorized representative reasonably acceptable to the Custodian, at no additional expense and with reasonable notice, may no more than once per year inspect documentation concerning the Custodian’s information security practices and safeguards, provided, however, that no such documentation may be copied or removed from the Custodian’s premises. The Custodian, as its sole expense, shall conduct reasonable testing of externally facing information systems that process Confidential Information or Personal Information on at least an annual basis or as mutually agreed, remediate any material findings within a commercially reasonable timeframe, and provide a Portfolio with copies of any relevant independent SOC 1, SOC 2, SOC 3 reports or comparable reports and, if applicable, ISO 27001 certification to verify its compliance with its

1 Transport Layer Security (or TLS) is a cryptographic protocol that provides secure (encrypted) communication for e-mail exchanged over the Internet between two organizations.

obligations under the Agreement.

(e)
Security Incident Management & Breach Notification. The Custodian will notify the Client, as promptly as reasonably possible under the circumstances, upon learning of a Security Incident (as defined below) involving a Portfolio’s Confidential Information or Personal Information. Security Incidents are defined as (1) the actual unauthorized access to or use of a Portfolio’s Confidential Information, or Personal Information; (2) the unauthorized disclosure, loss, theft or manipulation of a Portfolio’s Confidential Information or Personal Information that has the potential to cause harm to a Portfolio’s systems, employees, customers, information or brand name; or (3) the confidentiality of Disclosing Party Personal Data (as defined in the Confidentiality and Data Privacy Conditions Annex) within the Receiving Party’s possession, custody or control has been materially compromised in violation of such Conditions or the Agreement so as to pose a reasonable likelihood of harm to the Data Subjects (as defined in the Confidentiality and Data Privacy Conditions Annex) involved. Notification shall take the form of a phone call to the designated Client contact(s) and shall include at a minimum, (a) problem statement or description, (b) expected resolution time (if known), and (c) the name and phone number of the Custodian representative that the Client may contact to obtain updates. The Custodian agrees to keep the Client informed of progress and actions taken to resolve the incident and cooperate with the Client in any litigation or investigation arising from said incident. Unless such disclosure is mandated by law, the Client in its sole discretion will determine whether to provide explicit notification to a Portfolio’s shareholders, customers or employees concerning incidents involving a Portfolio’s personally identifiable information relating to such persons. In the event of a Security Incident the Custodian acknowledges that Client may suffer irreparable harm and that monetary damages may not be an adequate remedy. Therefore, the Custodian consents to Client obtaining an injunction or other equitable relief enforcing the obligations under the Agreement with respect to a Security Incident.

(ii)
use such Confidential Information solely for the purpose of rendering or receiving services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not disclose Confidential Information to a third party;

(iii)
not make any commercial use of such Confidential Information for the benefit of itself or any third party beyond the scope of this Agreement; and

(iv)
except where required by any law, court, regulator or legal process or as permitted by this Agreement, not make any such Confidential Information or parts thereof, available to any third party.

Each Receiving Party shall reproduce a Disclosing Party’s Confidential Information only to the extent necessary to permit it to meet its obligations under this Agreement, and shall promptly notify the Disclosing Party promptly if and when it becomes aware that the Disclosing Party’s Confidential Information is disclosed in violation of the provisions of this Section 19 by such Receiving Party or is otherwise lost while in the possession of such Receiving Party.

Each party agrees and represents that in no case would information it provides under this Agreement be used against it in a manner that is adverse to its interests (including its interests in competitive businesses). To the extent reasonably possible, shareholder information made available to third parties by Custodian will be provided on a non- disclosed basis (that is, without information disclosing the identity of the shareholder).

(B)
Each party, as the Receiving Party of Confidential Information of a Disclosing Party, shall have the right to disclose such Confidential Information to its employees, agents and subcontractors who have a need to know such information in connection with the Receiving Party’s performance of its obligations under this Agreement (including for data processing, statistical and risk analysis purposes); but the Receiving Party shall require that such employees, agents and subcontractors are subject to terms governing confidentiality and security of such information that are substantially similar to those set forth in this Agreement, and shall be responsible for compliance with the provisions of this Section 19 by such employees, agents and subcontractors.

(C)
Notwithstanding anything to the contrary in this Section 19, if the Receiving Party is required by any law, court, regulator or legal process to disclose such Confidential Information or any portion thereof, then such Receiving Party shall (i) as promptly as reasonably possible after determining that it is obligated to make such disclosure, and, if practicable, prior to making any such disclosure, use commercially reasonable efforts to promptly notify the Disclosing Party of its obligation to make Required Disclosure, so that the Disclosing Party may have an opportunity to object to such disclosure or to obtain a protective order or other appropriate relief, (ii) provide such reasonable cooperation and assistance as the Disclosing Party may reasonably request in any effort by the Disclosing Party to obtain such relief, and (iii) take reasonable steps to limit the amount of Confidential Information so disclosed and to protect its confidentiality.

(D)
This paragraph (D) applies to the extent that certain information made available by the Client pursuant to this Agreement or otherwise maintained by the Custodian under this

Agreement may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act or may otherwise fall within the ambit of other applicable privacy Laws (collectively, “Privacy Laws” .and the relevant information, “Personal Information”). The Custodian agrees (i) not to disclose or use Personal Information except as required to carry out its duties under this Agreement (including for data processing, statistical and risk analysis purposes) or as instructed by the Client; (ii) to limit access to such information to authorized representatives of the Custodian and the Client; (iii) to establish and maintain reasonable physical, administrative, technical, electronic and procedural safeguards to protect Personal Information as described on Section 19(a) above; (iv) to cooperate in good faith with the Client and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable; and (v) to promptly inform the Client if the Custodian becomes aware of any accidental or unauthorized access to Personal Information or any breach of a Privacy Law relating to Personal Information by the Custodian or any of its employees, agents or subcontractors. If the Custodian informs the Client of a breach of a Privacy Law or the accidental or unauthorized access to Personal Information, the Custodian shall also promptly provide such details of the nature and extent of such breach and/or access as the Client may reasonably request, in order to mitigate the Client’s liability and prevent any further such breach or access.

(E)
Upon any expiration or termination of this Agreement, the Receiving Party of any Confidential Information (which in the case of the Custodian shall include Personal Information) shall, upon request of the Disclosing Party: (i) return promptly to the Disclosing Party all tangible forms of such Confidential Information which the Receiving Party has theretofore acquired from the Disclosing Party, or (ii) certify that the Receiving Party has used all reasonable efforts to destroy all copies of all materials that incorporate or reflect such Confidential Information. The Receiving Party’s return or certification shall apply to all Confidential Information then subject to the obligations of this Section except for (A) any Confidential Information that the Receiving Party is required to retain pursuant to any Law, (B) executed original copies of any contractual documents or other materials customarily held by the Receiving Party as archival material, and (C) copies of any computer tapes or files which have been created in the ordinary course of business pursuant to the Receiving Party’s archiving and back-up procedures for records.

The Client will treat the terms of this Agreement and any agreement of the parties with respect to the payment of fees as provided in Section 15 of this Agreement, as confidential to the extent permitted by applicable law.

20.
ADVERTISING

Neither the Client, on behalf of a Portfolio, nor the Custodian shall display the name, trade mark or service mark of the other without the prior written approval of the other, nor will the Client, on behalf of a Portfolio, display that of Citigroup, Inc. or any subsidiary of Citigroup, Inc. without prior written approval from Citigroup, Inc. or the subsidiary concerned. The Client, on behalf of a Portfolio, shall not advertise or promote any service provided by the Custodian without the Custodian’s prior written consent. Nothing in this Section will prohibit the Client from identifying the Custodian as custodian for the Client’s Portfolios in any prospectus, statement of additional information, registration or regulatory filing or communication.

21.
TERMINATION

(A)
Term. This Agreement will begin on May 5, 2026 (the “Effective Date”) and have an initial term of five (5) years from the Effective Date (the “Initial Term”). Thereafter this Agreement shall continue indefinitely until terminated pursuant to Section 21(B).

(B)
Termination.

(i)
After the expiration of the Initial Term, any party may terminate this Agreement with respect to one or more Portfolios in whole or as between itself and the other parties hereto by giving notice: not less than sixty (60) days’ prior written notice in the case of a termination by the Client, with respect to a Portfolio, and not less than one hundred twenty
(120) days prior written notice in the case of a termination by the Custodian.

(ii)
During the Initial Term and thereafter, the Client on behalf of a Portfolio or the Custodian may immediately terminate this Agreement: (a) in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (1) failed to cure or (2) failed to establish a remedial plan to cure that is reasonably acceptable, within sixty (60) days’ written notice of such breach, (b) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction or (c) based upon the Client’s determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect.

(iii)
In addition, the Client, on behalf of a Portfolio, may terminate this Agreement during the Initial Term and thereafter with respect to a Portfolio if, in the Client’s reasonable opinion, the Custodian has persistently not achieved the performance measures set forth in any service level document (a “Service Level Document”) that may be established in good faith by the parties as key identified performance measures, and a plan or revised plan has not been put into place in accordance with the following procedures: In the event that the

Custodian has persistently not met the key identified performance measures set forth in the Service Level Document during any two months of any calendar quarter (as such failure is set forth in the Service Level Document), the Client may, in its discretion, submit a written deficiency notice to the Custodian outlining the performance deficiencies (“Deficiency Notice”). Such Deficiency Notice shall be provided to the Custodian within 20 days of the end of such calendar quarter. After receipt of such notice, the Custodian shall present the Client with a written plan (the “Plan”) to address the deficiencies set forth in the Deficiency Notice. Such Plan must be provided to the Client within 30 days after receipt of the Deficiency Notice. If the Custodian fails to submit a Plan within such 30-day period, the Client may terminate this Agreement upon 60 days’ written notice to the Custodian. The Client, in its discretion, may accept or reject the Plan by notifying the Custodian in writing (“Plan Notice”) within 15 days after submission of the Plan. If the Client fails to provide a Plan Notice within such 15- day period, it shall be presumed that the Client accepted the Plan. In the event the Client submits a Plan Notice rejecting the Plan, the Custodian shall submit a revised plan (“Revised Plan”) within 30 days after provision of such Plan Notice. If the Custodian fails to submit a Revised Plan within such 30-day period, the Client may terminate the Agreement upon 60 days’ written notice to the Custodian. The Client, in its discretion, may accept or reject the Revised Plan by notifying the Custodian in writing (“Revised Plan Notice”) within 15 days after provision of the Revised Plan. If the Client fails to provide a Revised Plan Notice within such 15-day period, it shall be presumed that the Client accepted the Revised Plan. If the Client provides a Revised Plan Notice to the Custodian that rejects the Revised Plan, the Client may, in its discretion, terminate this Agreement upon 60 days’ written notice to the Custodian. Such termination notice must be submitted to the Custodian within 60 days after provision of the Revised Plan Notice.

Upon termination of this Agreement pursuant to this Section with respect to the Client or a Portfolio, the Client shall pay Custodian its compensation due as of the termination date and shall reimburse Custodian for its outstanding costs, expenses and disbursements except, if termination is based on termination for a material breach of this Agreement coupled with the Custodian’s failure to meet its standard of care under this Agreement, less any losses or damages caused by such event.

Termination of this Agreement with respect to any one particular Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Portfolio.

(C)
Effect on Securities and Successor Custodian. Upon termination, the Custodian shall deliver the Securities and Cash as instructed by the Client, on behalf of a Portfolio. If by the termination date the Client, on behalf of a Portfolio, has not given Instructions to deliver any Securities or Cash, and if directed by Client, the Custodian will provide the services hereunder until a replacement custodian is in place, for a reasonable period of time not to exceed nine months, subject to the terms of this Agreement, including compensation. The Custodian will also provide reasonable assistance to its successor, for such transfer, subject to the payment of such reasonable expenses and charges as the Custodian customarily charges for such assistance. The parties shall also reasonably cooperate with respect to the development of a transition plan setting forth a reasonable timetable for the transition and describing the parties’ respective responsibilities for transitioning the services to any successor Custodian in an orderly and uninterrupted fashion.

(D)
Surviving Terms. The rights and obligations contained in Sections 8 (with respect to tax years and tax liabilities during the term of this agreement), 11, 12, 13, 14, 17(B) (with respect to the provision of information relating to corporate actions), 17(C) (with respect to the provision of proof of claim forms), 18(B), 19, 20, 22 and 23 of this Agreement shall survive the termination of this Agreement.

22.
GOVERNING LAW AND JURISDICTION
(A)
Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of New York.

(B)
Jurisdiction. The federal and state courts of the State of New York located in the City of New York will have non-exclusive jurisdiction to hear any disputes arising out of or in connection with this Agreement, and the parties irrevocably submit to the jurisdiction of such court.

(C)
Venue. Each party hereto waives any objection it may have at any time, to the laying of venue of any actions or proceedings brought in any court specified in Section 22(B) hereof, waives any claim that such actions or proceedings have been brought in an inconvenient forum and further waives the right to object that such court does not have jurisdiction over such party.

23.
MISCELLANEOUS

(A)
Entire Agreement; Amendments. This Agreement consists exclusively of this document together with the schedules and the Confidentiality and Data Protection Conditions Annex. In the event of any conflict between text in the Annex and this Agreement, the Agreement controls. The Custodian may notify the Client of terms which are applicable to the provision of services in the location of a particular office and such terms shall be contained in a schedule and shall supplement this Agreement in relation to that office. In case of inconsistency with the rest of this Agreement, such terms shall prevail in relation to that office.

Except as specified in this Agreement, this Agreement may only be modified by written agreement of the Client, on behalf of a Portfolio, and the Custodian.
(B)
Severability. If any provision of this Agreement is or becomes illegal, invalid or unenforceable under any applicable law, the remaining provisions shall remain in full force and effect (as shall that provision under any other law).

(C)
Waiver of Rights. No failure or delay of the Client, on behalf of a Portfolio, or the Custodian in exercising any right or remedy under this Agreement shall constitute a waiver of that right. Any waiver of any right will be limited to the specific instance. The exclusion or omission of any provision or term from this Agreement shall not be deemed to be a waiver of any right or remedy the Client or the Custodian may have under applicable law.

(D)
Recordings. The Client, on behalf of a Portfolio, and the Custodian consent to telephonic or electronic recordings for security and quality of service purposes and agree that either may produce telephonic or electronic recordings or computer records as evidence in any proceedings brought in connection with this Agreement.

(E)
Further Information. The Client, on behalf of a Portfolio, agrees to execute further documents and provide materials and information as may be reasonably requested by the Custodian to enable it to perform its duties and obligations under this Agreement.

(F)
Meetings. Representatives of the Custodian will meet with the Client at the Client’s headquarters in Austin, Texas at least semi-annually, and at other offices as requested from time to time by the Client.

(G)
Assignment. No party may assign or transfer any of its rights or obligations under this Agreement without the other’s prior written consent, which consent will not be unreasonably withheld or delayed; provided that the Custodian may make such assignment or transfer to a branch, subsidiary or affiliate if it does not materially affect the provision of services to the Client and its Portfolios.

(H)
Headings. Titles to Sections of this Agreement are included for convenience of reference only and shall be disregarded in construing the language contained in this

Agreement.

(I)
Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed by either or both parties electronically with fully binding effect.

(J)
Audit Rights. Custodian agrees to cooperate and provide reasonable assistance and access, including visits, in connection with Client’s general due diligence during the ordinary course of services under this Agreement. Not more frequently than once in any twelve month period, the Client may engage a formal audit, which may involve a third party auditor or consultant (“Formal Audit”). In connection with a Formal Audit, upon thirty
(30) days’ written notice, the Client or its designee may, subject to Custodian’s reasonable security and confidentiality requirements, inspect and/or conduct site visits to (i) review and assess a summary of the Custodian’s or an affiliate’s disaster recovery and business continuity plans, and (ii) review and assess the Custodian’s or an affiliate’s compliance with this Agreement including, without limitation, the accuracy of fees, any other charges by the Custodian for Services provided under the Agreement, and the invoices for such amounts. The Custodian agrees to cooperate with the Client’s Formal Audit and provide reasonable assistance and access to information. Any such Formal Audit shall not unreasonably disrupt Custodian’s ability to provide services to other clients in the course of its normal business. If the Formal Audit identifies that the Custodian’s invoices for the audited period are not correct, the Custodian shall promptly credit or debit such amount, as appropriate, against subsequent invoices issued by the Custodian to a Portfolio. All costs incurred by the Portfolios in connection with such Formal Audit shall be borne by the Portfolios. Custodian shall not be entitled to reimbursement or repayment by the Client or Portfolio for any costs or expenses incurred as a result of their efforts to comply with obligations under this clause.

(K)
Evolution of Services. Throughout the term of this Agreement, Custodian will seek to improve the quality, efficiency and effectiveness of its services, and to generally keep pace with technological advances. In this regard, the Custodian will seek to identify best practices, train its personnel in new techniques and technologies that have been implemented by the Custodian and to continue to make appropriate investments in the tools, infrastructure and other resources used to provide its services. The Custodian and the Client will meet annually to conduct a formal review of the Custodian’s services and discuss how the Custodian can assist the Client in supporting evolving business and competitive needs.

(L)
Notices and Other communications.

(i)
Notices, requests, and communications described in Sections 11(C), 11(D)(v)(3), 11(D)(vi), 11(D)(x), 13(C), 19 and 21(B) of this Agreement shall be delivered in writing as set forth below:

If to the Custodian:
Citibank, N.A.
NAM Custody Product 388 Greenwich Street
New York, NY 10013
Tower Building
Attn: Global Custody Product Head

With a copy to:
Citibank, N.A. Securities Services Legal Department 388 Greenwich Street Tower Building 17th Floor
New York, NY 10013

If to Client:
Dimensional FundsTrust c/o Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746
Fax: 512-306-7609
Attn: General Counsel

Notices received by the parties at such addresses, or at such other principal business addresses as they shall specify in writing, shall be deemed to have been properly given.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

CITIBANK, N.A., Custodian

By: /s/ Christopher Ravn

Name: Christopher Ravn
Title: Managing Director, CBNA VP

DIMENSIONAL FUNDS TRUST, Client

By: /s/ Ryan P. Buechner

Name: Ryan P. Buechner
Title: Vice President

APPENDIX A

Provisions Applicable to the Services of Non-US (“Foreign”) Custodians and Depositories

In carrying out its duties with respect to non-U.S. Securities and foreign currencies (“foreign investments”), the Custodian shall place and maintain the Client’s foreign investments with, and use the services of, (i) any branch of the Custodian or (ii) any other person that is an Eligible Foreign Custodian (as defined in Rule 17f-5(a)(l) under the Investment Company Act of 1940, as amended (the “1940 Act”) selected by the Custodian as provided in Section 9 of the Agreement. Additionally, the Custodian may deposit and/or maintain foreign investments owned by a Portfolio in a securities depository located outside the United States of America that the Custodian has determined meets the definition of Eligible Securities Depository or that has otherwise been made exempt pursuant to an exemptive order of the SEC or no-action letter of the staff of the SEC (each of the foregoing being referred to in this Agreement as an Eligible Securities Depository).

(a)
Foreign Custody Manager:

(i)
The Client’s board of trustees (hereinafter “Board’’) hereby delegates to the Custodian, and the Custodian hereby accepts the delegation to it, of the obligation to serve as the Client’s “Foreign Custody Manager” (as that term is defined in rule 17f-5(a)(3), as amended from time to time, under the 1940 Act).

(ii)
As Foreign Custody Manager, the Custodian shall:

(1)
select Eligible Foreign Custodians as defined in Rule 17f-5(a)(1) under the 1940 Act, to serve as foreign custodians and place and maintain a Portfolio’s foreign investments with such foreign custodians;

(2)
in selecting a foreign custodian, first determine that foreign investments placed and maintained in the safekeeping of each Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such investments, including, without limitation, those factors set forth in Rule 17f-5(c)(l)(i)-(iv) under the 1940 Act;

(3)
enter into written agreements with each Eligible Foreign Custodian selected by the Custodian hereunder;

(4)
determine that the written contract with each Eligible Foreign Custodian (or, in the case of an Eligible Foreign Custodian that is a securities depository or clearing agency such contract (which may be between the Custodian and the securities depository or clearing agency or between an Eligible Foreign Custodian selected by the Custodian and the securities depository or clearing agency), the rules or established practices or procedures of the depository, or any combination of the foregoing) requires that the Eligible Foreign Custodian will provide reasonable care for the foreign investments, based on the standards applicable to custodians in the relevant market, and that all such contracts, rules, practices, and procedure satisfy the requirements of Rule 17f-5(c)(2) under the 1940 Act;

(5)
provide written reports (x) notifying the Board of the placement of foreign investments with each Eligible Foreign Custodian, such reports to be provided at such time as they deem reasonable and appropriate, but not less than quarterly, and (y) promptly notifying the Board of the occurrence of any material change in the arrangements with Eligible Foreign Custodians;

(6)
monitor the continued appropriateness of (x) maintaining the foreign investments with Eligible Foreign Custodians selected hereunder and (y) the governing contractual arrangements; it being understood, however, that in the event the Custodian shall determine that any Eligible Foreign Custodian would no longer afford the foreign investments reasonable care, the Custodian shall promptly so advise the Client, on behalf of a Portfolio, and shall then act in accordance with the Instructions of the Client, on behalf of a Portfolio, with respect to the disposition of the affected foreign investments; and
(iii)
Nothing in this paragraph shall relieve the Custodian of any responsibility otherwise provided in this Agreement for loss or damage suffered by the Client, on behalf of a Portfolio, from any act or omission that fails to meet the standard of care under this Agreement, including but not limited to, an act of negligence or willful misconduct on the part of the Custodian, or any of its agents or any foreign custodian as provided in this Agreement.
(iv)
Nothing in this Agreement shall require the Custodian to make any selection on behalf of the Portfolio of a Client that would entail consideration of any factor reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country’s financial infrastructure and prevailing settlement practices. The Custodian agrees to provide to the Client, on behalf of a Portfolio, such information relating to such risk as the Client shall reasonably request from time to time and such other information as the Custodian generally makes available to clients with regard to such countries and risks.

(b)
Non-U.S. Securities Depositories. Prior to the deposit or maintenance of foreign investments of the Portfolio with a securities depository located outside the United States of America, the Custodian shall have certified in writing to the Client, on behalf of its Portfolios, that the securities depository is an “Eligible Securities Depository”. Use of an Eligible Securities Depository shall be in accordance with applicable SEC rules and regulations, in particular Rule 17f-7 under the 1940 Act.

(i)
The Custodian shall, if requested by the Client or its designee pursuant to Instructions, provide the Client with all reports obtained by the Custodian or any Subcustodian with respect to an Eligible Securities Depository’s accounting system, internal accounting controls, and procedures for safeguarding Foreign Assets deposited in the Eligible Securities Depository.

(ii)
The Custodian (i) shall terminate the use of any Eligible Securities Depository on behalf of any Portfolio as soon as reasonably practicable and shall take all actions reasonably practicable to safeguard the foreign investments of any Portfolio maintained with such Eligible Securities Depository: (a) upon receipt of Instructions; or (b), in the absence of the receipt of Instructions, if the custody arrangement with the Eligible Securities Depository at any time ceases to satisfy the requirements of Rule 17f-7(b)(l), and (ii) shall provide the Client or its respective designees, on behalf of the Portfolios, with written notification of any termination of the Custodian’s use of an Eligible Securities Depository at least 90 business days prior to the effective date of the proposed termination, unless the Client in its discretion permit a shorter notification period.

(iii)
A list of each Eligible Securities Depository through which the Custodian maintains foreign investments of the applicable Portfolio(s) and the countries where they may hold Foreign Assets of the applicable Portfolio(s) shall be provided to the Client prior to effectiveness of this Agreement and will be updated and provided to Client at least quarterly.

(iv)
The Custodian shall (a) provide the Client (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories in accordance with section (a)(l)(i)(A) of Rule 17f-7, (b) establish a system to monitor the custody risks associated with maintaining foreign investments with the Eligible Securities Depository; (c) monitor such risks on a continuing basis, and promptly notify the Client (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(l)(i)(B) of Rule 17f-7; and (d) promptly notify the Client of any material change in the custody risks associated with maintaining foreign investments with the Eligible Securities Depository.

(c)
Compulsory Depositories:

(i)
Notwithstanding the provisions of Section (a) above, the Custodian shall not serve as

Foreign Custody Manager in respect of any Compulsory Depository, as defined below. The Custodian, through its branches or an Eligible Foreign Custodian shall be entitled to deposit and maintain the foreign investments in Compulsory Depositories as the Custodian deems prudent and appropriate, unless otherwise instructed by the Client, on behalf of a Portfolio, or its delegate;

(ii)
Prior to depositing the foreign investments in any Compulsory Depository, the Custodian shall notify the Client that such Depository will be used and provide the Client, in respect of such Depository, with current information of the type the Custodian provided to the Client in the Custodian’s Market Guides under the caption, “SEC Rule 17f-5 Package”. The Custodian, upon request, shall make its representatives available to consult, in good faith, with such of the Client’s delegates as the Client shall designate regarding the advisability of depositing the Client’s foreign investments with any Compulsory Depository;

(iii)
The Custodian shall provide the Client with reports regarding Compulsory Depositories as provided in Section (a)(5), above and shall provide the Client with such other information with regard to any Compulsory Depository as the Client shall reasonably request; and
(iv)
A “Compulsory Depository” shall mean a non-U.S. securities depository or clearing agency the use of which is mandatory (x) by law or regulation (y) because Securities cannot be withdrawn from the depository or clearing agency or (z) because maintaining Securities outside the securities depository or clearing agency was not consistent with prevailing local custodial practices.

(d)
Segregation and Identification of Assets:

The Custodian will deposit Securities or Cash of the Client’s Portfolios with a foreign custodian or a non-U.S. depository or clearing agency only in an account which holds exclusively the assets of clients of the Custodian. In the event that the Custodian authorizes a foreign custodian to hold any foreign investments placed in its care in a non-U.S. depository or clearing agency, the Custodian will direct such foreign custodian to identify on its books such foreign investments as being held for the account of the Custodian as custodian for its clients.

(e)
Instructions to Foreign Custodians:

Any Securities in a Custody Account deposited by the Custodian with a foreign custodian or non-
U.S. depository or clearing agency will be subject only to the instructions of the Custodian or its agents; and any foreign investments held in a non-U.S. depository or clearing agency for the account of a foreign custodian will be subject only to the instructions of such foreign custodian as Subcustodian for theCustodian.

(f)
Procedures of Foreign Custodians:

In utilizing any foreign custodian, the Custodian warrants that the established procedures to be followed by each foreign custodian holding Securities or Cash pursuant to this Agreement to be followed by each foreign custodian holding Securities or Cash pursuant to this Agreement address relevant control issues for such Securities or Cash and provide internal controls and procedures that are adequate to provide reasonable protection of the Securities or Cash. In addition, in utilizing any non-U.S. depository or clearing agency, the Custodian complies with the guidelines of OCC Banking Circular BC -235 with respect to such non-U.S. depository or clearing agency and has in place and utilizes its own internal controls and procedures to assess whether the non-U.S. depository or clearing agency is appropriately safekeeping the Securities or Cash.

(g)
Exercise of Care:

In performing its obligations to satisfy the requirements of Rule 17f-5 and Rule 17f-7, the Custodian will exercise the standard of care set forth in Section 11 of this Agreement.

APPENDIX B

APPENDIX C
Confidentiality and Data Privacy Conditions

1.
Introduction.
These conditions (“Conditions”) form part of the Global Custodial Services Agreement (the “Agreement”) that applies between the Client and the Custodian. The Conditions explain how each party may use, and must protect, the other party’s Confidential Information (including Personal Data) in connection with the provision by the Custodian, and receipt and use by the Client, of accounts (i.e. each Cash Account and Custody Account under the Agreement) and other services, whether or not account-related pursuant to the Agreement (collectively, “Services”). “Custodian” and “Client” each has the meaning specified in the Agreement, as defined below.
The Custodian acknowledges that all of the provisions of Section 19 of the Agreement (Information and Data Protection) remain applicable to the Custodian, are not superseded by this Annex and in the event of any conflict between the text of this Annex and the Agreement, the Agreement controls.

2.
Protection of Confidential Information.

2.1
Definitions.

“Confidential Information” means any information or materials (in tangible or intangible form) relating to the Disclosing Party and/or its affiliates (including any entity that directly or indirectly controls, is controlled by or is under common control with, a party), branches or representative offices (collectively, “Affiliates”) or their respective Representatives or Owners, that is received or accessed in any form or medium (and without regard to whether the information is owned by a party hereto or by a third party) by the Receiving Party or its Affiliates or their respective Representatives in connection with providing, receiving or using Services. “Confidential Information” includes Personal Data, information relating to the Disclosing Party’s products and services and the terms and conditions on which they are provided, technology (including software, systems data, the form and format of reports and online computer screens), pricing information, internal policies, operational procedures, bank account and/or Custodian details, transactional information, information related to the Disclosing Party’s, its Affiliates’ or its third party licensors’ or vendors’ trade secrets, customers, shareholders, investment or trading strategies, portfolio holdings, investments, shareholdings, business plans, strategies, forecasts or forecast assumptions, operations, methods of doing business, records, finances, assets, intellectual property rights, or other property or and any other confidential business or technical information, in each case that: (i) is designated by the Disclosing Party as confidential at the time of disclosure; (ii) is protected by applicable bank secrecy or other laws and regulations; (iii) a reasonable person would consider to be of a confidential and/or proprietary nature given the nature of the information and the circumstances of its disclosure; or (iv) is derived from, or developed by reference to or use of, any information described in the preceding clauses (i), (ii) and (iii).

‘‘Disclosing Party” means a party to the Agreement that discloses Confidential Information to the other party.
“Owner” means any natural person or entity (or its branch) that: (i) owns, directly or indirectly, stock of, or profits, interests or capital or beneficial interests in, a party; or (ii) otherwise owns or exercises control over a party directly or indirectly through ownership, controlling interest or any other arrangement or means, including: (a) a person who ultimately has a controlling interest in, or who otherwise exercises control over, a party; or (b) the senior managing official(s) of a party.

“Receiving Party” means a party to the Agreement that receives Confidential Information from the other party to the Agreement.
“Representatives” means a party’s officers, directors, trustees, employees, contractors, agents, representatives, professional advisers and Third Party Service Providers.

2.2
Protection. The Receiving Party will keep the Disclosing Party’s Confidential Information confidential on the terms hereof and exercise at least the same degree of care with respect to the Disclosing Party’s Confidential Information that the Receiving Party exercises to protect its own Confidential Information of a similar nature, and in any event, no less than reasonable care and as required under Data Protection Law. The Receiving Party will only use and disclose the Disclosing Party’s Confidential Information to the extent permitted in these Conditions and the Agreement.

2.3
Exceptions to Confidentiality. Notwithstanding anything in these Conditions to the contrary but subject to Data Protection Law, the restrictions on the use and disclosure of Confidential Information in these Conditions do not apply to information that: (i)

was publicly known or available in the public domain prior to the time of disclosure to the Receiving Party by or on behalf of the Disclosing Party; (ii) becomes publicly known or available in the public domain after disclosure to the Receiving Party by or on behalf of the Disclosing Party through no action or inaction of the Receiving Party; (iii) is in the possession of the Receiving Party, or becomes available to the Receiving Party, without confidentiality restrictions; (iv) is independently developed by the Receiving Party without use of or reliance upon any of the Confidential Information; (v) has been anonymized and/or aggregated with other information such that neither the Confidential Information of the Disclosing Party nor the identity of any Data Subject is disclosed; or
(vi) an authorized officer of the Disclosing Party has agreed in writing that the Receiving Party may disclose on a non-confidential basis.
3.
Authorized Disclosures.

3.1
Definitions.

“Custodian Recipients” means the Custodian, Custodian Affiliates and their respective Representatives.

“Payment Infrastructure Provider” means any Clearance System (as defined in the Agreement) including any third party that forms part of a payment system infrastructure or which otherwise facilitates payments, including without limitation, communications, clearing and other payment systems or service providers; intermediary, agent and correspondent bank; digital or ewallets; or similar entities but excluding any third parties that have been appointed as agents by Custodian Recipients in connection with the Agreement.

“Permitted Purposes” means in relation to a party’s (or its Affiliates’ or their respective Representatives’) use of the other party’s (or its Affiliates’ or their respective Representatives’) Confidential Information:
(A)
To provide, or to receive and use, the Services in accordance with the Agreement and other applicable documentation and to undertake related activities, such as, by way of non-exhaustive example:
(1)
To fulfill applicable domestic and foreign legal, regulatory and compliance requirements (including know your customer (KYC) and anti-money laundering (AML) obligations applicable to a party and/or its Affiliates) and to otherwise make the disclosures specified in Condition 3.3 (Legal and Regulatory Disclosures);
(2)
To verify the identity or authority of a party’s Representatives who interact with the other party;
(3)
For risk assessment, information security management, statistical, trend analysis and planning purposes;
(4)
To monitor and record calls and electronic communications with the other party for quality, training, investigation and fraud and other crime prevention purposes;
(5)
For fraud and other crime detection, prevention, investigation and prosecution;
(6)
To enforce and defend a party’s or its Affiliates’ rights;
(7)
To manage a party’s relationship with the other party (which may include the Custodian providing information to the Client and its Affiliates about the Custodian’s and Custodian Affiliates’ products and services); and
(8)
To comply with a judicial or administrative processor or as otherwise required by applicable law or regulation.
(B)
To make disclosures to third parties to whose accounts or from whose accounts the Client instructs the Custodian or Custodian Affiliates to make or receive a payment from an account, to make or receive any delivery of other property or to enable such third parties to perform reconciliations;
(C)
To make disclosures to Payment Infrastructure Providers and to the Custodian’s and Custodian Affiliates’ Third Party Service Providers in connection with the provision of the Services;
(D)
To make disclosures to, and to obtain information from, credit information bureaus, credit rating agencies, central banks or other bodies in connection with risk-based analysis and decisions by the Custodian or where such disclosures are otherwise required by applicable law, regulation or market practices, including to securities issuers or their agents or representatives;
(E)
To make disclosures to the Disclosing Party’s Affiliates and third party designees;
(F)
In connection with the provision of products and services (including supporting the opening of accounts) by the Custodian and Custodian Affiliates to the Client’s Affiliates including transfer agents or registrars in connection with any property of the Client; and
(G)
For any additional purposes expressly authorized by the other party.

“Third Party Service Provider” means a third party reasonably selected by the Receiving Party or its Affiliate to provide services to or for the benefit of the Receiving Party, and who is not a Payment Infrastructure Provider (e.g. technology service providers, business process service providers, call center service providers, outsourcing service providers, consultants and other external advisors).

3.2
Permitted Disclosures. The Disclosing Party agrees (and where required by applicable bank secrecy or other laws is hereby deemed to provide a waiver and/or release to ensure) that the Receiving Party may use and disclose the Disclosing Party’s Confidential Information to the Receiving Party’s Affiliates and to its and their respective Representatives, Payment Infrastructure

Providers and any other third party recipients specified in these Conditions, who require access to such Confidential Information to the extent reasonably necessary to fulfil the relevant Permitted Purposes. The Receiving Party shall ensure that any of its Affiliates and Representatives to whom the Disclosing Party’s Confidential Information is disclosed pursuant to this Condition 3.2 shall be bound pursuant to terms no less stringent than these Conditions and the Agreement to keep such Confidential Information confidential and to use it for only the relevant Permitted Purposes.

3.3
Legal and Regulatory Disclosures. The Disclosing Party agrees (and where required by applicable bank secrecy or other laws is hereby deemed to provide a waiver and/or release to ensure) that the Receiving Party (and, where the Custodian is the Receiving Party, Custodian Recipients and Payment Infrastructure Providers) may disclose the Disclosing Party’s Confidential Information pursuant to: (i) legal requirements or (ii) any other domestic or foreign legal and/or regulatory obligation or request.

4.
Retention Period.

Each of the Client and Custodian Recipients may retain, use, and as applicable Process, the other party’s Confidential Information for the period of time reasonably necessary for the relevant Permitted Purposes. On termination of the provision of the Services (including closure of accounts), each of the Client and Custodian Recipients shall be entitled to retain, use, and as applicable Process, the other party’s Confidential Information for legal, regulatory, audit and internal compliance purposes and in accordance with their internal records management policies, to the extent that this is permissible under applicable laws and regulations, and otherwise in accordance with these Conditions and the Agreement, but shall otherwise securely destroy or delete such Confidential Information. Upon the reasonable request of the Client, copies of any books and records shall be provided by the Service Provider to the Client or its authorized representative or any successor service provider.

5.
Information Security.

The Custodian, in accordance with data Protection Law, will, and will use reasonable endeavors to ensure that Custodian Affiliates and Third Party Service Providers will, implement reasonable and appropriate physical, technical and organizational security measures to protect Client Confidential Information that is within its or their custody or control against unauthorized or unlawful use (or in the case of Personal Data, unlawful Processing) and accidental destruction or loss. The Custodian shall not Process Client Personal Data for any purpose other than Permitted Purposes unless expressly authorized or instructed by the Client.

6.
Personal Data.

6.1
Definitions.

"Data Protection Law" means any and all applicable data protection and privacy laws and regulations relating to the Processing of Personal Data, including any amendments or supplements to or replacements thereof.

“Data Subject” means a natural person who is identified, or who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to his or her physical, physiological, genetic, mental, economic, cultural or social identity, or, if different, the meaning given to this term or nearest equivalent term under Data Protection Law.

“Personal Data” means any information that can be used, directly or indirectly, alone or in combination with other information, to identify a Data Subject, or if different, the meaning given to this term or nearest equivalent term under Data Protection Law.

“Processing” means any operation or set of operations which is performed on Personal Data or on sets of Personal Data, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, transfer, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction, or, if different, the meaning given to this term or nearest equivalent term under Data Protection Law.

“Security Incident” means an incident whereby the confidentiality of Disclosing Party Personal Data or Confidential Information within the Receiving Party’s possession, custody or control has been materially compromised in violation of these Conditions or the

Agreement so as to pose a reasonable likelihood of harm to the Data Subjects involved.

6.2
Compliance with Data Protection Law. In connection with the provision or receipt and use of the Services: (i) each party will comply with Data Protection Law; and (ii) the Client confirms that any Personal Data that it provides to Custodian Recipients has been Processed fairly and lawfully, is accurate at the time provided and is relevant for the purposes for which it is being provided.

6.3
Cross-border Personal Data transfers. The Client acknowledges, and where required by applicable law or regulation agrees, that in the connection with providing the Services and otherwise making disclosures pursuant to Condition 3 (Authorized Disclosures), Personal Data of Client Data Subjects (e.g., the Client or its Affiliates’ respective Representatives and Owners) may be disclosed and/or transferred to recipients located in countries other than the country in which the Custodian entity or its branch which provides the Services is established or the Client is located. However, the Custodian: (i) requires its Affiliates and Third Party Service Providers to protect Personal Data pursuant to Condition 5 (Information security); and (ii) carries out cross-border transfers of Personal Data in accordance with Data Protection Law.

6.4
Legal basis for Processing Personal Data. To the extent that the Custodian Processes Personal Data of Client Data Subjects, the Client warrants that it has, if and to the extent required by Data Protection Law, provided notice to and obtained valid consent from such Data Subjects in relation to the Custodian’s Processing of their Personal Data as described in these Conditions. If the Client is itself a Data Subject, the Client warrants that if and to the extent required by Data Protection Law: (i) it has received the Custodian Privacy Statement or other privacy disclosure(s)as the Custodian may notify the Client from time to time and (ii) it consents to such Processing.

6.5
Security Incidents.

(A)
If the Custodian becomes aware of a Security Incident, the Custodian will investigate and remediate the effects of the Security Incident in accordance with its internal policies and procedures and the requirements of applicable laws and regulations. The Custodian will notify the Client of a Security Incident as soon as reasonably practicable after the Custodian becomes aware of it, unless the Custodian is subject to a legal or regulatory constraint, or if it would compromise the Custodian’s investigation.
(B)
Each party is responsible for making any notifications to regulators and Data Subjects concerning a Security Incident that it is required to make under Data Protection Law. Each party will provide reasonable information and assistance to the other party to the extent necessary to help the other party to meet its obligations to regulators and Data Subjects.
(C)
Neither party will issue press or media statements or comments in connection with any Security Incident that name the other party unless it has obtained the other party’s prior written permission or unless such Security Incident has otherwise become publicly known other than through a disclosure that is prohibited under this sentence.

7.
Provision of Data From Vendors and Exchanges.

7.1
Definitions.

"Data Suppliers" means a vendor, exchange or other entity which supplies data used in the provision of the Services to the Client.

7.2
Provision of Data.

The Custodian may provide the Client with pricing and other data licensed from Data Suppliers. The Custodian is licensed to provide such data only upon the following conditions: (i) Data Suppliers require that the data may not be used for any purpose independent of the service relationship established under the Agreement, and shall be used only internally (including in custodial holdings reports for actual investments sent to the investments’ beneficial owners and to intermediaries between the Client and the beneficial owners);
(ii) the Data Suppliers’ licenses require that the Data Suppliers and their applicable affiliates shall be third-party beneficiaries of this Condition 7; and (iii) the Data Suppliers’ licenses state that the Data Suppliers and their applicable affiliates have no liability or responsibility to the Client relating to the Client’s receipt or use of the data. In addition to the foregoing, a Data Supplier may specify other terms or limitations applicable to the Client’s use of its data and the Client shall comply with such limitations as communicated by the Custodian. A Data Supplier may, in its discretion: (x) direct Custodian to terminate the Client’s receipt of the Data Supplier’s data for any or no reason with or without notice; and (y) require the Client to enter into an agreement with it directly as a condition of receipt of its data.

7.3
Distribution of Data to Subadvisors.

If a Client which is an investment manager engages a subadvisor to help manage certain of its funds, then, upon consent of the Custodian, such Client may distribute the Data Suppliers’ data to such subadvisor; provided, however, that the use of such data by the subadvisor shall be subject to the provisions of Conditions 7.2(i) to (iii) (inclusive).

APPENDIX D
ANNEX TO GLOBAL CUSTODIAL SERVICES AGREEMENT
U.S. SPECIAL RESOLUTION REGIME RECOGNITION

(1)
Recognition of U.S. Regimes. In the event that the Custodian becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement, any transaction under this Agreement or any related Credit Enhancement between the parties (each, a “Relevant Agreement”) and any interest and obligation in or under, and any property securing, such Relevant Agreement (“Relevant Interests”) from Custodian will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Relevant Agreement and Relevant Interests were governed by the laws of the United States or a state of the United States. In the event Custodian or any Citi Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights with respect to any Relevant Agreement against Custodian are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Relevant Agreement were governed by the laws of the United States or a state of the United States.

(2)
Definitions. For the purposes of this Appendix, the following definitions apply:

“Citi Affiliate” means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of Custodian.

“Credit Enhancement” means, with respect to any Relevant Agreement, any credit enhancement or other credit support arrangement in support of the obligations of Custodian or Client thereunder or with respect thereto, including any guarantee, pledge, charge, mortgage or other security interest in collateral or title transfer collateral arrangement, trust or similar arrangement, letter of credit, transfer of margin, reimbursement obligation or any similar arrangement.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, the QFC Stay Rules, including without limitation any right of a party to liquidate, terminate, cancel, rescind, or accelerate an agreement or transactions thereunder; set off or net amounts owed; exercise remedies in respect of collateral or other credit support or related property; demand payment or delivery; suspend, delay, or defer payment or performance; alter the amount of, demand the return of or modify any right to reuse collateral or margin provided; otherwise modify the obligations of a party; or any similar rights.

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8. All references herein to the QFC Stay Rules shall be construed, with respect to Custodian to mean the particular QFC Stay Rule(s) applicable to it.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
End of Annex